UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐ Soliciting Material Pursuant to § 240.14a-12
PINNACLE FINANCIAL PARTNERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee  37201
(615) 744-3700

March 10, 2015

Dear Shareholder:

  You are cordially invited to attend our annual meeting of shareholders, which will be held in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201, on Tuesday, April 21, 2015, at 11:00 a.m., CDT. I sincerely hope that you will be able to attend this meeting, and I look forward to seeing you.

  This notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2014 and the first quarter of 2015, as well as our plans for the future.  Your attention is directed to the proxy statement and notice of meeting accompanying this letter for more information regarding the matters proposed to be acted upon at the meeting.

  We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission's "notice and access" rules. We are constantly focused on improving the ways shareholders connect with information about Pinnacle, and believe that providing our proxy materials over the Internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact of our Annual Meeting.

  Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners, Inc. Whether or not you expect to be present at the meeting, please vote and submit your proxy as soon as possible via the Internet, by phone, or if you have requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs.  If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

Sincerely,

M. Terry Turner
President and Chief Executive Officer

(Intentionally left blank)

PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee  37201
(615) 744-3700

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 21, 2015

The annual meeting of shareholders of Pinnacle Financial Partners, Inc. (the "Company") will be held on Tuesday, April 21, 2015, at 11:00 a.m., CDT in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201 for the following purposes:

(1)
To elect three persons to serve as Class III directors for a one-year term if Proposal #2 is approved, or a three-year term if Proposal #2 is not approved, and in either case until the due election and qualification of their successors;

(2)	To approve an amendment to the Company's Charter to declassify the Company's Board of Directors;

(3)	To approve amendments to the Company's Charter to eliminate any super majority voting provisions contained therein;

(4)	To approve an amendment to the Company's Charter to provide for a majority voting standard in the election of directors in uncontested elections;

(5)	To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement that accompanies this notice;

(6)	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(7)	To transact any other business as may properly come before the meeting.

The Board of Directors has set the close of business on February 25, 2015, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

We are mailing a Notice of Internet Availability of Proxy Materials to many of our shareholders instead of paper copies of our proxy statement and our annual report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2014 Annual Report and proxy card.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting that you vote as soon as possible. Promptly voting will help ensure that the greatest number of shareholders are present whether in person or by proxy. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card enclosed with those materials. Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.  Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors

Hugh M. Queener, Corporate Secretary
Nashville, TN
March 10, 2015
Pinnacle Financial Partners, Inc.
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PINNACLE FINANCIAL PARTNERS, INC.
150 Third Avenue South, Suite 900
Nashville, Tennessee  37201
(615) 744-3700

* * * * * * * * *

PROXY STATEMENT FOR 2015 ANNUAL MEETING

* * * * * * * * *
The Board of Directors (the "Board") of Pinnacle Financial Partners, Inc. (the "Company") has made this proxy statement and accompanying proxy card available to you on the Internet, or upon your request, has delivered such materials to you in printed form in connection with its solicitation of proxies for use at the 2015 Annual Meeting of Shareholders (the "Meeting") to be held at 11:00 a.m. CDT on Tuesday, April 21, 2015 in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee 37201, and at any adjournments of the Meeting.  The Board is soliciting proxies for the purposes set forth in the notice the Company mailed to you on or about March 10, 2015 (the "Notice of Internet Availability of Proxy Materials").

    The purposes of the Meeting are:

(1)
to elect three persons to serve as Class III directors for a one-year term if Proposal #2 is approved, or a three-year term if Proposal #2 is not approved, and in either case until the due election and qualification of their successors,

(2)	to approve an amendment to the Company's Charter to declassify the Company's Board of Directors,
(3)	to approve amendments to the Company's Charter to eliminate any super majority voting provisions contained therein,
(4)	to approve an amendment to the Company's Charter to provide for a majority voting standard in the election of directors in uncontested elections,
(5)	to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers,
(6)	to ratify the appointment of the Company's independent registered public accounting firm, and
(7)	to transact such other business as may properly be brought before the Meeting.

The close of business on February 25, 2015 is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.  We first mailed the Notice of Internet Availability of Proxy Materials to our shareholders on or about March 10, 2015.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 21, 2015:
As outlined in the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card and the Company's 2014 Annual Report are available on the Internet at http://materials.proxyvote.com/72346Q.

As of the close of business on the record date, the Company had 90,000,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), authorized, of which 35,809,636 shares were issued and outstanding, and 10,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"), authorized, of which no shares were issued and outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on all matters presented at the Meeting.

Pinnacle Financial Partners, Inc.
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IMPORTANT MEETING AND VOTING INFORMATION

Proxy Voting Procedures

If you properly vote and submit your proxy card, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you submit your executed proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted as follows:

•	FOR the election of the director nominees;
•	FOR the amendment to the Company's Charter to provide for the declassification of the Board;
•	FOR the amendments to the Company's Charter to eliminate any super majority voting provisions contained therein;
•	FOR the amendment to the Company's Charter to provide for the election of directors by a majority vote standard in uncontested elections;
•	FOR the non-binding, advisory approval of the compensation of the Company's named executive officers as disclosed in this proxy statement;
•	FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015; and
•	In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting.

If any nominee for election to the Board named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted FOR a substitute nominee selected by the Board.

You may also vote in person by attending the Meeting to be held at 11:00 a.m. CDT on Tuesday, April 21, 2015 in our offices on the eighth floor of the Pinnacle at Symphony Place located at 150 Third Avenue South, Nashville, Tennessee 37201.  Please be aware that cameras and other recording equipment will not be allowed in the Meeting.

Revocability of Proxies

You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date, or by casting a new vote by telephone or Internet (only your last proxy submitted prior to the Meeting will be counted).  You may also revoke your proxy by attending the Meeting and voting in person.  If you hold your investment in Company Common Stock in street name and you wish to cast your vote or change your vote at the Meeting, please bring a copy of your brokerage statement reflecting your share ownership as of the record date for the Meeting.

Shareholder Approval Requirements

A quorum will be present at the Meeting if at least 17,904,819 shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company's outstanding shares of Common Stock as of the record date.  According to Tennessee law and the Company's Amended and Restated Charter and Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote "for" or "against" or "abstain" from voting, together with all broker non‑votes will be counted for purposes of determining whether a quorum is present.

Broker Proxies.  Proxies that are returned to us by brokers that have not received instructions to vote on one or more proposals and do not vote on such proposal(s) are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.  Under the rules of the New York Stock Exchange (the "NYSE"), if your broker does not receive instructions from you, your broker will not be able to vote your shares with respect to non-routine matters. The proposal regarding the election of directors, the proposals concerning the various charter amendments and the proposal to approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement, are considered non-routine under the rules of the NYSE and failure to instruct your broker on how to vote on these matters will result in a broker non-vote. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on these matters. The ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 is considered routine and therefore your broker may vote your shares even if your broker does not receive instructions from you.

Pinnacle Financial Partners, Inc.
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Vote Required to Elect Directors.  The directors of the Company are elected by a plurality of the total number of votes cast, which means the nominees who receive the largest number of properly cast votes will be elected as directors.  A vote to "withhold authority" for the election of one or more director nominees will be counted for quorum purposes, but because the vote required to elect directors is a plurality vote and the election is uncontested, a vote to "withhold authority" will not affect the outcome of the election under Tennessee law. However, as explained more fully below, a vote to "withhold authority" will be counted for purposes of determining whether a director nominee received the affirmative vote of holders of a majority of the shares voted as required by the Company's Corporate Governance Guidelines. So long as a quorum is present, a "broker non-vote" will have no effect on the approval of the nominees to the Company's Board.

The Company's Board has adopted Corporate Governance Guidelines, as described in more detail below, which provide that, should an incumbent director receive more "Withhold Authority" votes than "For" votes, that director shall tender his or her resignation to the Chairman of the Board following the shareholder vote.  Subsequently, the Company's Nominating and Corporate Governance Committee shall consider the relevant facts and circumstances, including the factors that may have given rise to the resulting shareholder vote and the service and qualifications of the impacted director(s), and recommend to the Board within ninety days of the shareholder vote as to whether to accept or reject the resignation of the impacted director(s).  The Board shall also consider the relevant facts and circumstances as to whether to accept or reject the Nominating and Corporate Governance Committee's recommendation. Subsequently, the Company shall describe a full explanation of the above process and the decisions reached in a Form 8-K filing with the Securities and Exchange Commission.  Any director who tenders his resignation pursuant to this provision shall not participate in any discussion or recommendation related to the above process.

There is a proposal being voted on at the Meeting to change the method of election of directors from a plurality voting standard to a majority voting standard in uncontested elections which would require that in order for an individual to be elected to the Board at an annual meeting of shareholders where such election is uncontested, that individual would be required to receive a "For" vote from a majority of the shares in attendance at that meeting, in person or by proxy, in order to be elected.  If this proposal is approved, the majority voting standard will go into effect at the annual meeting of shareholders in 2016.

Furthermore, if the majority voting standard proposal is approved, beginning with the 2016 annual meeting of shareholders, should a board nominee in an uncontested election fail to receive an affirmative vote of a majority of the votes in attendance at the meeting, in person or by proxy, then that nominee, if that individual is an incumbent director, shall tender his or her resignation to the Chairman of the Board following the shareholder vote pursuant to the Company's Corporate Governance Guidelines, as those guidelines are proposed to be amended.  Subsequently, the Company's Nominating and Corporate Governance Committee shall consider the relevant facts and circumstances, including the factors that may have given rise to the resulting shareholder vote and the service and qualifications of the impacted director(s), and recommend to the Board within ninety days of the shareholder vote as to whether to accept or reject the resignation of the impacted director(s).  The Board shall also consider the relevant facts and circumstances when considering whether to accept or reject the Nominating and Corporate Governance Committee's recommendation. Subsequently, the Company shall describe a full explanation of the above process and the decisions reached in a Form 8-K filing with the Securities and Exchange Commission.  Any director who tenders his resignation pursuant to this provision shall not participate in any discussion or recommendation related to the above process.

Vote Required to Amend the Company's Charter to declassify the Company's Board, to eliminate the supermajority voting provisions, and to approve a majority vote standard for the election of directors in uncontested elections.  The Company's Board unanimously approved the proposed amendments to the Company's Charter to declassify the Company's Board, to eliminate any supermajority voting provisions contained in the Company's Charter and to adopt a majority voting standard for the election of directors in uncontested elections. Accordingly, each of the proposed amendments to the Company's Charter will be approved by the Company's shareholders if the number of shares of Common Stock voted in favor of each amendment exceeds the number of shares of Common Stock voted against each amendment. Any of the proposed amendments to the Company's Charter that are approved will go into effect upon the filing of amendments to the Charter with the State of Tennessee following the Meeting.  A properly executed proxy marked "ABSTAIN" with respect to any of these proposals will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstentions will have no effect on whether the proposals are approved so long as a quorum is present.

Pinnacle Financial Partners, Inc.
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Vote Required to Approve, on a Non-Binding, Advisory Basis, the Compensation of the Company's Named Executive Officers and Vote Required to Ratify the Appointment of KPMG LLP as Described in this Proxy Statement.  These matters will be approved if the number of shares of Common Stock voted in favor of the proposals exceed the number of shares of Common Stock voted against it. A properly executed proxy marked "ABSTAIN" with respect to either of these proposals will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstentions will have no effect on whether these proposals are approved so long as a quorum is present.

A summary of the voting provisions, provided a valid quorum is present or represented at the Meeting, for the above matters is as follows:

Vote	Director recommendation	Routine or Non-routine	Vote Requirement
Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.
Plurality of shares cast either FOR or WITHHOLD AUTHORITY each candidate will determine the result. WITHHOLD AUTHORITY will not impact vote result but, if more than FOR votes, may impact director's ability to serve.  Unmarked ballots will not be considered in vote result.

Declassification of Board	FOR		Higher number of shares cast either FOR or AGAINST each proposal will determine the result. ABSTAIN will not impact vote result. Unmarked ballots will not be considered in vote result.
Elimination of supermajority voting	FOR
Amendment to establish majority vote standard in uncontested board seat elections	FOR
Advisory, non-binding approval of compensation of named executive officers	FOR
Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.

Proxy Solicitation

        Although the Company does not currently plan to engage a proxy solicitation firm, the Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of Common Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.
Pinnacle Financial Partners, Inc.
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Shareholder Proposals for Next Year's Meeting

In order for shareholder proposals for the 2016 annual meeting of shareholders to be eligible for inclusion in the Company's 2016 proxy statement, all such proposals must be mailed to Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201, and must be received no later than the close of business on November 11, 2015.  After this date, a shareholder who intends to raise a proposal to be acted upon at the 2016 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company's 2016 proxy statement, must inform the Company in writing no later than January 25, 2016.  If notice is not provided by that date, such notice will be considered untimely and the Board may exclude such proposals from being acted upon at the 2016 annual meeting of shareholders.  Further, if the Board elects not to exclude the proposal from consideration at the meeting (although not included in the proxy statement), the persons named as proxies in the Company's proxy for the 2016 annual meeting of shareholders may exercise their discretionary authority to act upon any such proposal.

CORPORATE GOVERNANCE

The Company has developed sound corporate governance principles which it believes are essential to running the Company's business efficiently and to maintaining the Company's integrity in the marketplace.

Corporate Governance Guidelines

The Company's Board has established a set of Corporate Governance Guidelines which address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters.  The Board believes such guidelines to be appropriate for the Company in its effort to maintain "best practices" as to corporate governance.  You may access a copy of the Company's Corporate Governance Guidelines by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com.  Also, the Company has included other corporate governance documents such as the Audit Committee Charter, Human Resources and Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Code of Conduct on the Company's website as well.

Director Age Limit

The Company's Corporate Governance Guidelines require that any director that is over the age of 75 at the time of the annual meeting of shareholders shall not be nominated to the Board of Directors by the Nominating and Corporate Governance Committee.  Consequently, Mr. Pennington could not be nominated for another term on the Company's Board of Directors and his current term as a director will expire immediately following the Meeting.  The Company is grateful for the contributions Mr. Pennington has made to the Company in his role as a director of our firm.

Director Independence

The Board, upon recommendation of the Nominating and Corporate Governance Committee, has determined that each of the following director nominees is an "independent director" within the meaning of NASDAQ Listing Rule 5605(a)(2):

Sue G. Atkinson;	Glenda Baskin Glover;
Harold Gordon Bone;	Gregory L. Burns;
Colleen Conway-Welch;	James C. Cope;
William H. Huddleston, IV;	Ed C. Loughry, Jr.;
Gary L. Scott; and	Reese L. Smith III
Conversely, M. Terry Turner and Robert A. McCabe, Jr. are not considered independent.  As a result, the 83.3% of the Company's directors following the Meeting will be independent.  In determining director independence the Board and the Nominating and Corporate Governance Committee considered the following relationships and transactions:

•
Under NASDAQ Listing Rule 5605(a)(2), directors may not be determined to be independent if they are an executive officer or have been employed by a company within the three years preceding the determination of independence.  In addition, a director may not be considered independent if the director received more than $120,000 in compensation (other than director fees, certain deferred compensation and retirement payments) from the Company for any twelve-month period during the preceding three years.  Messrs. Turner and McCabe are executive officers of the Company, and accordingly are not considered independent.

Pinnacle Financial Partners, Inc.
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•
Mr. Loughry was employed as Vice Chairman on March 15, 2006 upon the Company's acquisition of Cavalry Bancorp, Inc. ("Cavalry") and served as an employee of the Company until his retirement on December 31, 2007.  Mr. Scott was an employee of the Company upon the Company's acquisition of Mid-America Bancshares, Inc. on November 30, 2007 until his retirement on October 31, 2008.  In its determination that Mr. Loughry and Mr. Scott were independent, the Board and the Nominating and Corporate Governance Committee considered the period of time that had elapsed since Mr. Loughry's and Mr. Scott's retirement, the nature and amount of payments they have received from the Company since their retirement, (including in the case of Mr. Loughry, payments currently received pursuant to a nonqualified noncontributory supplemental retirement plan established by Cavalry prior to its acquisition by the Company), the nature of their prior positions, and the relatively brief length of their employment with the Company.   Mr. Loughry serves on the Nominating and Corporate Governance Committee, all members of which are required to be independent.  Mr. Scott serves on the Audit Committee, all members of which are required to be independent. Mr. Scott became the chairman of the Audit Committee on March 1, 2015.   Mr. Loughry and Mr. Scott also serve on the Human Resources and Compensation Committee, all members of which are required to be independent, and Mr. Loughry is the chairman of the Human Resources and Compensation Committee.

•
Under NASDAQ Listing Rule 5605(a)(2), a director may not be considered independent if she is a controlling shareholder or executive officer of an organization to which the Company made payments within the preceding three years in excess of $200,000 or 5% of the recipient's gross revenues for the year, whichever is greater. Ms. Atkinson serves as Chairman of Atkinson Public Relations ("Atkinson PR") which provides public relations services to the Company. The amounts received by Atkinson PR during 2014, 2013, and 2012, were approximately $36,000, $72,000 and $78,000, respectively.  Given the relative immateriality of these amounts, the Nominating and Corporate Governance Committee concluded that Ms. Atkinson would be considered independent beginning on January 1, 2015 although she does not currently serve on any Board committee requiring independence.  Ms. Atkinson serves on the Community Affairs Committee and the Trust Committee.

•
When considering the independence of Mr. Cope, the Nominating and Corporate Governance Committee and the Board considered amounts paid by the Company to the law firm of which Mr. Cope is a partner as well as amounts currently paid to him pursuant to a nonqualified, noncontributory supplemental retirement plan established by Cavalry prior to its acquisition by the Company.  During 2014, 2013, and 2012 the Company paid $13,200, $200, and $7,400, respectively, to Mr. Cope's firm for legal services, which amounts were considered immaterial to Mr. Cope's firm and the Company.  Mr. Cope is the chairman of the Nominating and Corporate Governance Committee and a member of the Executive Committee.

•
When considering the independence of Mr. Huddleston, the Nominating and Corporate Governance Committee and the Board considered the amounts paid by the Company to the engineering firm of which Mr. Huddleston is the President.  During 2014, 2013, and 2012, the Company paid to Mr. Huddleston's firm approximately $23,300, $35,000, and $63,000, respectively, for engineering services, which amounts were considered immaterial to Mr. Huddleston's firm and to the Company.  Mr. Huddleston serves on the Audit Committee.  Mr. Huddleston also serves on the Trust Committee.

In its independence determination, the Board considered that directors, family members of directors and companies in which they serve as executives or controlling shareholders have various banking relationships, including loans, deposits and trust, insurance or investment services relationships with our subsidiary, Pinnacle Bank (the "Bank"), and that such services are provided on non-preferential terms generally available to other customers. Loans that are made to such persons do not involve, at the time made, more than the normal risk of collectability or present other unfavorable features to the Bank.  For more information regarding these loans, see "Certain Relationships and Related Party Transactions" of this proxy statement.

In 2014, the independent directors held two meetings at which only independent directors were present.  The independent directors determined that the chairman of the Company's Nominating and Corporate Governance Committee will serve as lead independent director (the "Lead Director")and chairman of such meetings and at meetings of non-management directors.  In connection with his appointment as Chairman of the Nominating and Corporate Governance  Committee,  Mr. Cope was appointed and designated as the Lead Director March 1, 2014 and will continue as such until his successor is elected and qualified.

Pinnacle Financial Partners, Inc.
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Director Qualifications

The Company's Corporate Governance Guidelines contain certain criteria that apply to nominees for a position on the Company's Board. The Company's Board and its Nominating and Corporate Governance Committee have also adopted procedures for the evaluation of director candidates (the "Nominee Procedures") that contain certain minimum qualifications for candidates, including those identified by the Company's shareholders.  The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee will annually review with the Board the composition of the Board as a whole and will consider with the Board the current composition of the Board in an effort to ensure that the members of the Board have a diversity of age, skills and experience in the context of the needs of the Board.  Beyond the Nominee Procedures, the Board has not adopted a formal, written diversity policy.  The Board, however, does seek to include directors who, when taken with the other nominees and continuing directors, will create a Board that offers a diversity of professional experience, background, age, gender, race, perspective, viewpoints and skills that match the diversity of the communities served by the Company.

The Nominee Procedures provide that the Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the Nominating and Corporate Governance Committee's judgment:

•
be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•
meet the minimum qualifications for directors set forth in the Corporate Governance Guidelines and fulfill the needs of the Board at that time in terms of diversity of age, gender, race, experience and expertise; and

•
possess the background and demonstrated ability to contribute to the performance by the Board of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee may also consider whether the candidate:

•	is of the highest ethical character and shares the core values of the Company as reflected in the Company's Corporate Governance Guidelines and the Company's Code of Conduct;
•	has a reputation, both personal and professional, consistent with the image and reputation of the Company;
•	is highly accomplished in the candidate's field;
•	has expertise and experience that would complement the expertise and experience of other members of the Board;
•	has the ability to exercise sound business judgment; and
•	is "independent" as such term is defined by the NASDAQ Listing Rules and the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Nominating and Corporate Governance Committee does not assign specific weights to any particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Nominating and Corporate Governance Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Moreover, the Nominating and Corporate Governance Committee believes that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our current directors, see "Proposal #1: Election of Directors — Nominees for Election to the Board".

Service Limitations for other Public Company Boards of Directors

The Company's Corporate Governance Guidelines limit the number of public company boards of directors on which the Company's directors may serve.  Generally, non-employee directors may serve on the Company's Board and no more than three other public company boards, unless the non-employee director is the chief executive officer of a public company, in which case the limitation is reduced to two other public company boards.  Employee directors are limited to the Company's Board plus two other public company boards.

Pinnacle Financial Partners, Inc.
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Process for Identifying Candidates

The Nominating and Corporate Governance Committee seeks to identify potential candidates for membership on the Company's Board through conversations with members of the Board, senior management and other members of the communities served by the Company.

The Nominating and Corporate Governance Committee also considers nominees proposed by the Company's shareholders in accordance with the provisions contained in the Company's Bylaws.  The Nominating and Corporate Governance Committee considers candidates recommended by the Company's shareholders within the context of the criteria and procedures described in the Nominee Procedures and under the "Director Qualifications" and "Evaluation of Candidates" sections of this proxy statement.  Under the Company's Bylaws, any shareholder may nominate a person for election to the Company's Board at the Meeting, provided that the nomination is received by the Secretary of the Company no later than March 22, 2015 and the nomination satisfies the requirements in the Company's Bylaws.  Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee's consent to being named as a nominee and to serving as a director, if elected.  Additionally, the nominating shareholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of Common Stock beneficially owned by the shareholder.

Evaluation of Candidates

The Nominating and Corporate Governance Committee will consider all candidates nominated through the processes described above in accordance with the procedures described under this section and the "Director Qualifications" section.  The chair of the Nominating and Corporate Governance Committee will preliminarily assess a candidate's qualifications and suitability, working with staff support and seeking input from the Board, and report such assessment as promptly as practicable to the Nominating and Corporate Governance Committee members.  When feasible, the chair of the Nominating and Corporate Governance Committee will interview candidates whom the chair believes are likely to meet the criteria for Board membership as part of the preliminary assessment process.  The report may be made to the Nominating and Corporate Governance Committee at a meeting of the committee or informally to each committee member between meetings.

If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for Board membership, the chair of the Nominating and Corporate Governance Committee will advise the candidate of the committee's preliminary interest and, if the candidate expresses sufficient interest, with the assistance of the Company's corporate secretary's office, will arrange interviews of the candidate with one or more members of the Nominating and Corporate Governance Committee and senior management of the Company, and request such additional information from the candidate as the committee deems appropriate.  The Nominating and Corporate Governance Committee of the Company will consider the candidate's qualifications, including the individual's background, skills and abilities, whether such characteristics are consistent with the Company's Corporate Governance Guidelines and the qualifications set forth in the Nominee Procedures and whether the candidate's qualifications and characteristics fulfill the needs of the Board at that time.  The Nominating and Corporate Governance Committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for membership on the Company's Board.  On the basis of its assessment, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate's nomination for election to the Board.

Board Leadership Structure

In accordance with the Company's Bylaws, the Board has elected the Company's Chief Executive Officer and its Chairman.  Each of these positions may be held by the same person or may be held by two persons. Neither the Corporate Governance Guidelines nor any policy of the Board requires that the role of the Chairman and Chief Executive Officer be separate.  Robert A. McCabe, Jr., who is also an employee of the Company, is the Chairman of the Board and has been the Chairman of the Board since the Company's formation.  M. Terry Turner currently serves as a director and as the Company's President and Chief Executive Officer and has also held these positions since the Company's formation.  Additionally, pursuant to the Company's Corporate Governance Guidelines, the Board elects a Lead Director who shall preside over periodic meetings of all independent directors.  Effective March 1, 2014, Mr. Cope serves as the Lead Director of the Company. The Lead Director's responsibilities include, among other things, supporting the Chairman of the Board in developing the agenda for Board meetings and in serving as a conduit for information flow between management and the non-employee members of the Board. The Lead Director chairs executive sessions of the independent directors at which neither the Chairman nor the President and Chief Executive Officer are present.

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Due to Mr. Pennington's age exceeding the maximum age at which a director can stand for election, Mr. Pennington was not nominated for re-election to the Board at the Meeting. As a result, effective as of immediately following the Meeting, the Company's Board will be reduced to 12 directors, ten of whom are considered independent under the NASDAQ Listing Rules and the rules of the Securities and Exchange Commission.  The Board currently has five committees, which are the Executive Committee, the Audit Committee, the Community Affairs Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee, all of which are discussed in more detail below.  Certain directors also serve on Pinnacle Bank's Trust Committee, which assists the Board in monitoring certain Bank operations.

The Audit Committee, the Human Resources and Compensation Committee and the Nominating and Corporate Governance Committee are composed entirely of independent directors within the meaning of that term in the NASDAQ Listing Rules and the rules and regulations of the Securities and Exchange Commission.

The Company believes that its current leadership structure is appropriate for the Company in that it provides an efficient decision making process with proper independent oversight.  The Company's Chairman is highly involved in the day to day operations of the Company.  His responsibilities include but are not limited to:

•	Direct responsibility for the strategic direction of the various fee businesses of the Company, including wealth management, investment services, trust and insurance services.
•	Lead business development officer for commercial clients and affluent consumers.
•	Chairman of the Company's asset liability management committee.

    Likewise, the Company's President and Chief Executive Officer is also charged with the day to day operations of the Company.  His responsibilities include but are not limited to:

•	Direct responsibility for the overall strategic direction of the Company.
•	Provides leadership to the Company's various communication channels both internal and external, including media and investor relations.
•	Chairman of the Company's Leadership Team and Senior Management Committee.

    Although people actively employed by the Company provide the primary source of day to day leadership, their actions are still subject to the oversight of the Board and its committees. Pursuant to our Corporate Governance Guidelines, our independent directors are required to meet at least twice a year under the leadership of the Lead Director. Additionally, the Executive Committee, over two-thirds of which is composed of independent directors, meets monthly throughout the year. Finally, over three-fourths of the Board is independent and given the independence of the Audit, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee, the Company believes that its leadership structure encourages a strong leadership platform with an appropriate amount of independent oversight.

Risk Oversight

The Board is responsible for providing oversight of the Company's risk management processes. The Executive Committee is primarily responsible for overseeing the risk management function of the Company on behalf of the Board. In carrying out its responsibilities, the Executive Committee works closely with the Company's Senior Risk Officer and other members of the Company's senior risk management team. The Executive Committee meets at least quarterly with the Senior Risk Officer and other members of management and receives a comprehensive report on risk management, including management's assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Executive Committee also receives updates relating to risk oversight matters between these quarterly meetings from the Senior Risk Officer, the Chief Executive Officer, the Chief Financial Officer and other members of management. The Executive Committee provides a report on risk management to the full Board on at least a quarterly basis. In addition, at least annually, the Senior Risk Officer and members of the risk staff make a presentation on enterprise-wide risk management to the full Board.

In addition to the Executive Committee, the other committees of the Board consider the risks within their areas of responsibility. The Human Resources and Compensation Committee considers the risks that may be implicated by our executive compensation programs, and the Audit Committee takes into account risk assessment in its review of the Company's internal audit, data security and external audit programs.  For a discussion of the Human Resources and Compensation Committee's review of the Company's senior executive officer compensation plans and employee compensation plans and the risks associated with these plans, see "Executive Compensation —Compensation Risk Management" of this proxy statement.
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Code of Conduct

The Company has a Code of Conduct that applies to the Company's associates and directors.  The purpose of the Code of Conduct is to, among other things, provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Conduct; and accountability for adherence to the Code of Conduct.  Each director and associate is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct.

Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission's related rules, the Company is required to disclose whether it has adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Company's Chief Executive Officer and senior financial officers are bound by the Company's Code of Conduct which contains provisions consistent with the Securities and Exchange Commission's description of a Code of Ethics.

A copy of the Company's Code of Conduct can be obtained by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com.  The Company intends to disclose any amendments to, or waivers from, the Code of Conduct with respect to its directors and officers that are required to be disclosed in accordance with the rules and regulations of the Securities and Exchange Commission and the NASDAQ Stock Market.  If such disclosure is made on the Company's website it will be located in the "Investor Relations" section of the Company's website at www.pnfp.com.

Communications with Members of the Board

The Company's Board has established procedures for the Company's shareholders to communicate with members of the Board.  Shareholders may communicate with any of the Company's directors, including the chairperson of any of the committees of the Board, by writing to a director c/o Pinnacle Financial Partners, Inc., 150 Third Avenue South, Suite 900, Nashville, Tennessee  37201.

Board Member Attendance at Annual Meeting

The Company encourages each member of the Board to attend the Annual Meeting of Shareholders.  All of the Company's directors who served on the Board at that time attended the 2014 Annual Meeting of Shareholders except for Ms. Atkinson and Mr. Bone.
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PROPOSAL #1:  ELECTION OF CLASS III DIRECTORS

The Company's Bylaws provide that the Board shall consist of not less than five (5) not more than twenty-five (25) directors, and shall be divided into three classes.

The terms for three (3) of the Company's incumbent Class III directors expire at the Meeting.  These directors are Colleen Conway-Welch, Ed C. Loughry, Jr, and M. Terry Turner.  Ms. Conway-Welch and Messrs. Loughry and Turner were elected for a three-year term at the 2012 annual meeting.  The Nominating and Corporate Governance Committee has determined that Ms. Conway-Welch and Mr. Loughry qualify as independent under the NASDAQ Listing Rules requiring that a majority of the Board meet required independence criteria.  There are five (5) directors whose terms expire at the 2016 annual meeting and four (4) directors whose terms expire at the 2017 annual meeting. With Mr. Pennington being unable to stand for reelection at the Meeting a member of Class I will need to moved into Class III following Mr. Pennington's term expiring unless a new director is added to the Board. Under Tennessee law, whether that director is a new director or an existing director, that director's term as a Class III director will expire at our 2016 Annual Meeting of shareholders regardless of whether Proposal #2 is approved.  In each case, directors are elected until their respective successors are duly elected and qualified. Typically, at each annual meeting, one class of directors is elected. Directors elected by the board of directors to fill board vacancies are required to stand for election by the shareholders at the next annual meeting.

The nomination of directors Conway-Welch, Loughry, and Turner for their re-election has been recommended by the Nominating and Corporate Governance Committee and approved by the Board for a one-year term if the proposed amendment to the Company's Charter to declassify the Board is approved by the Company's shareholders, or a three-year term if such proposed amendment is not approved, and in either case until their successors are duly elected and qualified.

    Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed.  Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that shares represented by proxies will be voted for substitute nominee(s) as selected by the Board.

All of the Company's directors also currently serve as directors of the Bank.
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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED DIRECTOR NOMINEES.

Nominees for Election to the Board

The biographies of each of the nominees and continuing directors below contain information regarding the person's service as a director, business experience, director positions for Securities and Exchange Commission reporting companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.

Class III Directors:

Colleen Conway-Welch (71)	Director since February 28, 2000
Term to expire 2015

Dr. Conway-Welch served as the dean emerita of and a professor at the Vanderbilt University School of Nursing until her retirement in June 2014, and previously held responsibilities as the chief executive officer of the Vanderbilt University School of Nursing, Nashville, Tennessee, for thirty years. Because of her international stature as a voice for the nursing profession, Dr. Conway-Welch has been previously called on to serve on President Reagan's 1988 Commission on HIV and the 1998 Congressional National Bipartisan Commission on the Future of Medicare, the 2002 Advisory Council to Secretary Thompson on Public Health Preparedness and the DHHS Center for Medicare and Medicaid's Advisory Committee for Medicare Coverage. She is an elected member of the Institute of Medicine of the National Academy of Science, and from 2007 to 2012, was appointed by President Bush to the Board of Regents of the Uniformed Services University of the Health Sciences.

Dr. Conway-Welch previously served as a director and chairperson of the Compliance Committee of RehabCare Group, Inc., a registered public provider of rehabilitation services headquartered in St. Louis, Missouri, and as a member of the board of directors and Compensation Committee of Caremark Rx, Inc., a registered public pharmacy benefits management company headquartered in Nashville, Tennessee prior to its 2007 acquisition by CVS Corporation. She currently serves on the board of directors and the audit committee of Ardent Health Systems, Inc., a hospital and managed care company headquartered in Nashville, Tennessee. Dr. Conway-Welch was a founder of the Company and an organizer of the Bank.

In her community role, she has served on and chaired the board of directors for the Nashville Symphony, chaired the "Report Card" Committee on Nashville Schools for the Nashville Area Chamber of Commerce and is a member of the Nashville Downtown Rotary. She also chaired the Middle Tennessee United Way annual campaign in 1999.  Additionally, Dr. Conway-Welch was a member of the board of directors of the Tennessee Performing Arts Center.

Dr. Conway-Welch brings to the Board the management experience and unique perspective gained from having served as the dean of the Vanderbilt University School of Nursing for thirty years.  Her substantial knowledge of healthcare public policy matters, as well as her local and international reputation, contributes to the overall leadership composition of the Board, and her service on the boards of directors of two other registered public companies gives her a deep understanding of the role of boards of directors.

Ed C. Loughry, Jr. (73)	Director since March 15, 2006
Term to expire 2015

Mr. Loughry served as Vice-Chairman of the Company from March 15, 2006 until his retirement on December 31, 2007, following the merger between the Company and Cavalry. Mr. Loughry joined Cavalry Banking in 1968 and served as president and chief executive officer of Cavalry Banking from 1982 until its merger with Pinnacle National Bank in March 2006.  He also served as president and chief executive officer of Cavalry from its inception in 1998 until its merger with the Company in March 2006.

Mr. Loughry received his Bachelor of Science degree in finance from The University of Tennessee.

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Mr. Loughry has served on the boards of directors of the Rutherford County Chamber of Commerce, the United Way, the Heart Fund, the Federal Home Loan Bank of Cincinnati, the Federal Reserve Bank of Atlanta (Nashville branch), the American Bankers Association board and the ABA Bank Pac board. He is past Chairman of the Tennessee Bankers Association. He also received the Leader in Banking Excellence award from the Tennessee Bankers Association. He is also currently serving on the Middle Tennessee Medical Center board and the Christy-Houston Foundation. He was selected Business Person of the Year in 1993 and Business Legend in 2000 by the Rutherford County Chamber of Commerce.

Mr. Loughry served as a director of Cavalry Banking from 1982 to 2006 and Cavalry from 1998 to 2006.  He was the chairman of Cavalry's Board from 1999 to 2006.

Mr. Loughry's extensive banking experience, including having served as the president and a director of Cavalry, brings to the Board valuable insight into the day to day operations of a financial institution and a deep understanding of the banking industry generally and of the Company's market area specifically.  His institutional knowledge of all operational aspects of Cavalry's business prior to its merger with the Company, his familiarity with financial institution regulators and his experience as past chairman of the Tennessee Bankers Association are both valuable to the Board.  He is widely respected among Tennessee community bankers and provides valuable industry knowledge to Board strategic deliberations.

M. Terry Turner (60)	Director since February 28, 2000
Term to expire 2015

Mr. Turner was one of the founders of the Company and an organizer of the Bank. Mr. Turner is president and chief executive officer of the Company and the Bank, positions he has held since the Company's and Bank's organization. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor's degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the General Bank of First American National Bank.  From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner's banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking and investment operations.

During Mr. Turner's tenure in Nashville, he has served as chairman of the board of the Nashville Sports Council, chairman of the board of trustees for Brentwood Academy, advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation, member of the board of trustees of Belmont University, member of the Federal Reserve Bank of Atlanta (Nashville branch),  and a member of the board of governors of the Nashville Chamber of Commerce.  Mr. Turner continues to serve on the board of Belmont University and is an active member and CEO in the World President's Organization and is also a member of numerous local clubs and organizations including Leadership Nashville.

Mr. Turner's extensive banking experience and his experience managing the day to day operations of the Company's business provide the Board with knowledge and insight into the Company's operations.  Additionally, his active involvement with the Company since its inception provides the Board with invaluable institutional knowledge and a comprehensive understanding of the Company's mission.

The following directors serve as Class I and Class II directors and, accordingly, their terms (except for the Class I director that is moved to Class II following the expiration of Mr. Pennington's term) will expire at the 2016 and 2017 Annual Meeting of Shareholders, respectively, and when their successors are duly elected and qualified.

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Continuing Directors Until 2016 Meeting

Class I Directors:

Sue G. Atkinson (74)	Director since February 28, 2000
Term to expire 2016

Ms. Atkinson has been chairman of Atkinson PR of Nashville, Tennessee since 1986.  Ms. Atkinson was raised in Tennessee and educated at Vanderbilt University, Nashville, Tennessee, where she received a bachelor's degree. She began her professional career as director of development for Nashville Public Television in 1971, serving until 1979. In 1979, she joined Holder Kennedy Public Relations of Nashville, and was president of that firm until founding her own public relations firm in 1986. In the area of public relations, Ms. Atkinson worked with First American Corporation from 1991 until 2000 (the year the Company was founded), and with Commerce Union/Sovran Bank/C&S Sovran from 1986 to 1991.  Ms. Atkinson currently serves on the board of directors of the Music City Bowl, YWCA of Middle Tennessee, and Nashville Opera Association. Ms. Atkinson was one of the founders of the Company and an organizer of the Bank.  Ms. Atkinson formerly served on the Tennessee Higher Education Commission and on the board of directors of the PENCIL foundation and the Centennial Medical Center.

Ms. Atkinson has extensive experience in public relations matters, is an experienced businesswoman having owned her own public relations firm for over twenty years and is actively involved in a number of community activities in the Company's market area.  Her extensive involvement in the Nashville community offers the Board insight into many of the Company's key constituencies and her professional expertise aids the Board in assessing the advertising and public relations efforts of the Company.

Harold Gordon Bone (73)	Director since November 30, 2007
Term to expire 2016

Mr. Bone is a graduate of Cumberland University and the University of Tennessee. He also graduated from the University of Virginia's consumer banking school. Since 1977, Mr. Bone has been a partner and licensed general contractor of B&B Enterprise and is also involved in numerous other business ventures. Mr. Bone served as a director of First Bank and Trust in Mt. Juliet, Tennessee until its 2000 merger with a large regional bank holding company. Since 1984, Mr. Bone has served on the board of Middle Tennessee Electric Membership Corporation ("MTEMC") where he currently serves as chairman. MTEMC is the largest electric cooperative in Tennessee and the sixth largest in the United States. Mr. Bone is also a vice-president of Total Health Care Systems (formerly Community Progress Committee, Inc.), a not for profit entity that focuses on healthcare and education issues. A lifetime member of the First Presbyterian Church in Lebanon, Tennessee, Mr. Bone has served as elder, deacon and trustee. Mr. Bone also serves on the Board of the Lebanon, Tennessee Breakfast Rotary Club, and as a Director of the Crohn's and Colitis Foundation of America – Tennessee Chapter.

Prior to our acquisition of Mid-America on November 30, 2007, Mr. Bone served as director of Mid-America's subsidiary, Bank of the South, from 2001 and as a director of Mid-America from 2006.

Mr. Bone's wide variety of business experience, ranging from construction and real estate development to healthcare and education and most recently public utilities, allows him to bring to the Board a broad understanding of a number of industries in which many of the Company's clients operate.  His active involvement in a number of community activities in the Company's Wilson County market, and his service on the Mid-America board of directors prior to the Company's merger with Mid-America, allow him to contribute valuable insight to the Board on key developments in the Wilson County market.

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Gregory L. Burns (60)	Director since June 17, 2001
Term to expire 2016

Mr. Burns is the President of Gregory Burns Consulting Group, LLC. Previously he was founder, President and chief executive officer of NeighborMD Management, LLC, a developer and operator of NeighborMD Urgent Care centers. The company was started in 2010 and was acquired by Urgent Care Enterprises, a joint venture between TriStar Health and Care Spot Express Healthcare on April 12, 2013. Prior to his retirement on February 12, 2009, Mr. Burns served as chairman of the board and chief executive officer for O'Charley's Inc., a registered public restaurant company, headquartered in Nashville, Tennessee.  Mr. Burns joined O'Charley's in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president before becoming chief executive officer in February 1994. Prior to joining O'Charley's, he served as chief financial officer for the Nashville Banner Publishing Company, a newspaper publisher, and a senior accountant for Price Waterhouse.

Mr. Burns has served as chairman of the board of directors for Nashville Sports Council, is a board member of the Nashville Public Education Foundation and is on the board of advisors for Vanderbilt Ingram Cancer Center, the University of Kentucky Business School Board of Advisors, and the Dan and Margaret Maddox Charitable Fund. His other civic activities have included serving as chair and board member of the American Cancer Society, as a board member of the Nashville Ballet, the Music City Bowl, the Nashville Chamber of Commerce and the Nashville Symphony.  Burns was also inducted into the University of Kentucky Gatton College of Business and Economics Alumni Hall of Fame in 2000.

Mr. Burns has extensive business experience having served as first the chief financial officer, and then the chief executive officer of O'Charley's Inc., a registered public restaurant company.  He has a broad understanding of the financial, operational and strategic issues facing public companies and his accounting and financial expertise add to his qualifications.

Glenda Baskin Glover (62)	Director since December 1, 2013
Term to expire 2016

Dr. Glover began serving as President of Tennessee State University in January 2013. She was the Dean of the College of Business of Jackson State University from 1994 to 2012. From 1990 to 1994, she was the Chairperson of the Department of Accounting and an Assistant Professor at Howard University. Prior to joining Howard University, from 1985 to 1990, Dr. Glover was the Chief Financial Officer and a Senior Vice President of Metters Industries, Inc. From 1979 to 1984, she was the Project Manager for Tax Administration and Coordinator of Investor Relations at Potomac Electric Power Co. Dr. Glover currently is a director of First Guaranty Bancshares, Inc., a publicly held bank holding company headquartered in Hammond, Louisiana. She previously served as a director of several other public corporations, including The Student Loan Corporation, Lenox Group Inc., American Learning Corporation and Alternate Energy Holdings Inc. She has also served as International Treasurer and member of the Board of Directors of Alpha Kappa Alpha Sorority, Inc. and Chairperson of the Jackson (MS) Airport Authority Board of Commissioners. Dr. Glover holds a Ph.D. in Business from George Washington University and her J.D. from Georgetown University Law Center. She holds a BS in Mathematics from Tennessee State University and an MBA from Clark-Atlanta University.

Dr. Glover's experience as a director of other publicly held companies, including other financial institutions, her deep expertise on accounting and corporate governance matters, and her relationships with other leaders in the  higher education and African American communities make her a valuable addition to the Company's Board.
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Gary L. Scott (69)	Director since November 30, 2007
Term to expire 2016

Prior to our acquisition of Mid-America on November 30, 2007, Mr. Scott served as chief executive officer and chairman of the Board of Mid-America's subsidiary, PrimeTrust Bank, from 2001 and as chief executive officer and chairman of the Board of Mid-America from 2006. From November 30, 2007 until his retirement on October 31, 2008, Mr. Scott served as Area Chairman for the Company's operations in Dickson and Cheatham counties.  Mr. Scott began his banking career in 1971 eventually serving as chief executive officer and chairman of Cheatham State Bank and CSB Corporation until 1998. He served several terms on the board of the Tennessee Bankers Association and on the ABA's Community Bankers Council. He is a past President of the Cheatham County Chamber of Commerce and served on the executive committee of Cumberland Region Tomorrow, a regional planning organization. In 2001, he was a founder, director and treasurer of Leadership Middle Tennessee and served on the board until 2012. Mr. Scott currently serves as a member of the Advisory Board of the School of Business of Austin Peay State University. He has served on the boards of numerous civic organizations. He received the Leader of Business Excellence award from the Tennessee Bankers Association, and he received Austin Peay State University's Outstanding Alumnus Award for 2012.

Mr. Scott's extensive banking experience, including having served as the chief executive officer and chairman of Mid-America, brings to the Board valuable insight into the day to day operations of a financial institution and a deep understanding of the banking industry generally and of the Company's market area specifically.  His institutional knowledge of all operational aspects of Mid-America's business prior to its merger with the Company and his familiarity with financial institution risk management and regulatory environment are also valuable to the Board.

Continuing Directors Until 2017 Meeting
Class II Directors:

James C. Cope (66)	Director since March 15, 2006
Term to expire 2017

Mr. Cope is a member in the law firm of Cope, Hudson, Reed & McCreary PLLC in Murfreesboro, Tennessee and has practiced law continuously in Murfreesboro, Tennessee since 1976.  Mr. Cope is a graduate of the University of Tennessee and received his Doctor of Jurisprudence degree from Vanderbilt University in 1974.   Mr. Cope serves as attorney for Rutherford County, Tennessee, the Middle Tennessee Electric Membership Corporation, the Consolidated Utility District of Rutherford County, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general practice of civil law. He is admitted to practice before the Sixth Circuit and Eleventh Circuit Courts of Federal Appeals and the Supreme Court of the United States of America.  He is a member of the Tennessee Bar Association.  He has served as a hearing officer appointed by the Supreme Court of the State of Tennessee for the Board of Professional Responsibility (1988-1993). He is past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club.  He also served on the board and was an initial class member of Leadership Rutherford.  In addition, he also served on the board of the YMCA of Rutherford County.

Prior to our acquisition of Cavalry on March 15, 2006, Mr. Cope served as a director of Cavalry's subsidiary, Cavalry Banking, from 1992 and as a director of Cavalry, which was a registered public bank holding company headquartered in Murfreesboro, Tennessee, from 1998.

Mr. Cope's over thirty-five years of legal practice in the Rutherford County, Tennessee area, during which he has represented a broad array of corporate and municipal clients, contribute to the breadth and depth of experience on the Board through the inclusion of a member with an understanding of a broad range of legal and regulatory matters as well as skills necessary to serve as the Company's Lead Director.  Mr. Cope's reputation and involvement in the Rutherford County community strengthen the Company's ties to one of its important markets.
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William H. Huddleston, IV (52)	Director since March 15, 2006
Term to expire 2017

Mr. Huddleston, a professional engineer and registered land surveyor licensed in the State of Tennessee, has been the President of Huddleston-Steele Engineering, Inc., in Murfreesboro, Tennessee since 1994. Mr. Huddleston currently serves on the City of Murfreesboro Construction Board of Adjustments and Appeals and the Webb School Board of Trustees. He was formerly a member of the First United Methodist Church Finance and Special Gifts Committees, the Rutherford County Chamber of Commerce Board of Directors, Leadership Rutherford Board of Directors, the Middle Tennessee Medical Center Board of Directors, the Middle Tennessee State University Foundation Board of Trustees, and the Middle Tennessee Medical Center Board of Directors.

Prior to our acquisition of Cavalry on March 15, 2006, Mr. Huddleston had served as a director of Cavalry and its wholly-owned bank subsidiary Cavalry Banking since 1999.

Mr. Huddleston's engineering background and extensive experience in the construction and land development industries in the middle Tennessee area provide the Board with an informed perspective of an industry in which the Company is an active lender.  His civic involvement in the Murfreesboro community also offers the Board insight into the business climate impacting many of the Company's customers in that market.

Robert A. McCabe, Jr. (65)	Director since February 28, 2000
Term to expire 2017

Mr. McCabe was one of the founders of the Company and an organizer of the Bank. Mr. McCabe serves as Chairman of the Board of the Company and the Bank, positions he has held since the formation of the Company and the Bank. He began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976.  From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American's east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American's Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation.  In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American's merger with AmSouth Bancorporation in October 1999.

Mr. McCabe also serves as a director of Nashville Electric Service, a municipal electric distribution company, and National Health Investors of Murfreesboro, Tennessee, a registered public healthcare real estate investment company. Mr. McCabe was also a director of Goldleaf Financial Solutions, Inc., a registered public company that was a provider of financial products to community banks, from 2002 until its sale in 2009. He was also a director of SSC Services of Knoxville, Tennessee which was sold in 2010.

Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville and Leadership Nashville. He is a member of the World President's Organization, Chief Executives Organization, served as the past Chairman of the Board of Trustees of The Ensworth School, Cheekwood Botanical Gardens and Museum of Art and Nashville Electric Service. He is also a past chairman of the Middle Tennessee Boy Scout Council, The Nashville Symphony and the Nashville Downtown Partnership.

Mr. McCabe's extensive banking and business development experience and his experience managing the day to day operations of the fee-based portion of the Company's business provide the Board with knowledge and insight into the Company's operations.  Additionally, his active involvement with the Company since its inception provides the Board with invaluable institutional knowledge and a comprehensive understanding of the Company's mission.
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Reese L. Smith III (67)	Director from February 28, 2000 to February 12, 2010
Director since September 28, 2013
Term to expire 2017

Mr. Smith is president of Haury & Smith Contractors, Inc., a real estate development and home building firm. He is a native Tennessean, and has operated this business in the Nashville area since his graduation from the University of Tennessee at Martin in 1970. From 1996 to 1999, Mr. Smith served as a board member of First Union National Bank of Nashville, and was a founder and director of Brentwood National Bank from its inception in 1991 to 1996. Additionally, Mr. Smith serves as a senior life director of the National Association of Home Builders, is a member of the Home Builders Association of Tennessee Hall of Fame and serves on the executive committee of the Southern League of Professional Baseball. Mr. Smith was a founder of the Company and an organizer of the Bank.

Mr. Smith also serves on the boards of Battle Ground Academy and Room in the Inn.  Mr. Smith previously served as a director of the Company from February 28, 2000 to February 12, 2010.

Mr. Smith's connection and long-standing business relationship with many of those in our target markets and past experience as a bank director, including his previous service as a director of the Company, enable him to provide valuable insights into key aspects of our commercial construction and real estate portfolios.

Meetings and Committees of the Board

During the fiscal year ended December 31, 2014, the Company's Board held ten meetings. The Company's governance guidelines require all incumbent directors to attend at least 75% of the total number of meetings of the Company's Board and committees of the Board on which he or she serves in the year prior to their election in order for the Nomination and Corporate Governance Committee to re-nominate them to their Board seat.  All incumbent directors attended at least 75% of the total number of meetings of the Company's Board and committees of the Board on which he or she served during the time period when the director was a member of the Board in 2014.

In accordance with the Company's Corporate Governance Guidelines or the Bylaws, the Company's Board has established the committees described below. As of March 1, 2015, the members of each committee are the same for the Company and the Bank and are as identified below:

	Audit Committee	Community Affairs Committee	Human Resources & Compensation Committee	Nominating & Corporate Governance Committee	Trust Committee	Executive Committee
Atkinson		✓			✓
Bone		✓ (C)	✓	✓		✓
Burns	✓				✓(C)	✓
Conway-Welch		✓		✓
Cope				✓ (C)	✓	✓
Glover	✓	✓
Huddleston	✓				✓
Loughry			✓ (C)	✓		✓
McCabe		✓			✓	✓
Scott	✓(C)		✓			✓
Smith			✓	✓
Turner						✓ (C)

      (C) Chairman

Pinnacle Financial Partners, Inc.
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EXECUTIVE COMMITTEE.  Under the Company's Bylaws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters.  The independent directors of the Executive Committee are responsible for recommending to the full Board the nominees for membership on the Company's Nominating and Corporate Governance Committee.  The Executive Committee receives a quarterly report from the Company's Enterprise-Wide Risk Management Committee.  This report, which is prepared by the Company's Senior Risk Officer, addresses all major risk areas of the Company, including but not limited to Credit, Interest Rate, Liquidity, etc.  The Executive Committee recommends to the Board all major policies and procedures pertaining to loan policy.  Additionally, the Executive Committee has overall responsibility for asset liability management strategy of the Company and the Bank.  The Executive Committee held twelve meetings in 2014.

AUDIT COMMITTEE.  The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee's responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is available by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com. The Audit Committee's charter provides that the Audit Committee shall consist of at least three members, all of whom shall be "independent."  Members of the Audit Committee shall be considered independent so long as they meet the applicable requirements for independence set forth under the NASDAQ Listing Rules and as required by the rules and regulations of the Securities and Exchange Commission, including Rule 10A-3 promulgated under the Exchange Act.  All members of the Audit Committee are independent within the NASDAQ Listing Rules as well as Rule 10A-3 promulgated under the Exchange Act.  The Audit Committee charter also provides that the members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and statement of cash flows.  The Company believes that the members of the Audit Committee meet these requirements.  Additionally, the rules and the regulations of the Securities and Exchange Commission require the Company to disclose whether it has an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission.  The Company's Board has determined that Gregory L. Burns is an "audit committee financial expert" as that term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission and that he is "independent" as defined by the rules and regulations of the Securities and Exchange Commission.  The Company believes that Dr. Glover and Mr. Scott also satisfy the definition of "audit committee financial expert," but no formal designation has been made by the board. The primary functions of the Audit Committee consist of:

•	Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures;

•	Approving the selection of internal and external independent auditors annually;

•
Reviewing all Forms 10-K and Forms 10-Q, prior to their filing with the Securities and Exchange Commission, and reviewing the corresponding Chief Executive Officer and Chief Financial Officer certifications of these reports; and

•
Preparing an audit committee report for inclusion in the Company's proxy statement disclosing that the Committee has discussed the annual audited financial statements with management and the Company's independent registered public accountants and, based on these discussions, recommended whether such financial statements should be included in the Company's annual report filed with the Securities and Exchange Commission.

Company management, internal and external auditors, independent loan reviewers, compliance consultants and the Company's outside counsel may attend each meeting or portions thereof as required by the Audit Committee.  The Audit Committee held eight meetings in 2014.

COMMUNITY AFFAIRS COMMITTEE.  The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee establishes the Bank's community development program and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act.  Additionally, this committee oversees the Bank's corporate contribution program.  The Community Affairs Committee held four meetings in 2014.

Pinnacle Financial Partners, Inc.
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HUMAN RESOURCES AND COMPENSATION COMMITTEE.  The Human Resources and Compensation Committee's responsibilities are set forth in a written charter which has been approved by the Board.  A copy of this charter is available by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com.

The Human Resources and Compensation Committee's Charter provides that the Human Resources and Compensation Committee shall consist of at least three members, all of whom shall be "independent" under the NASDAQ Listing Rules and the rules and regulations of the Securities and Exchange Commission.  Members of the Human Resources and Compensation Committee shall be considered independent so long as they meet the applicable requirements for independence set forth under the NASDAQ Listing Rules.  All members of the Human Resources and Compensation Committee are independent in accordance with the Human Resources and Compensation Committee Charter.

The Human Resources and Compensation Committee establishes or approves all policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, the Company's 401(k) plan and employee stock incentive plans.  Additionally, this committee evaluates and establishes the compensation of the Company's executive officers, including the Chief Executive Officer and Chief Financial Officer, the compensation for which is described in the Summary Compensation Table below.  The Human Resources and Compensation Committee also reviews the compensation of the other members of the Company's Leadership Team and establishes the compensation for the directors.  The Human Resources and Compensation Committee receives recommendations from the Chief Executive Officer and the senior human resources officer in connection with the determination concerning executive compensation.  The Human Resources and Compensation Committee has engaged compensation consultants for assistance in carrying out its responsibilities.  The Human Resources and Compensation Committee also approves the Company's annual compensation discussion and analysis included in this proxy statement.  The Human Resources and Compensation Committee held five meetings in 2014.

Compensation decisions for the Company's NEOs (as defined below) are made by the Human Resources and Compensation Committee.  In carrying out their duties, the Human Resources and Compensation Committee considers many factors, including the ongoing performance of the Company, advice received from third party consultants and results of shareholder votes on "Say on Pay" and other similar votes.

In October 2013, the Human Resources and Compensation Committee selected McLagan Partners Inc. ("McLagan") as the Company's consultant for executive and director compensation matters for the fiscal year ended December 31, 2014. The McLagan consultant who performed these services reported directly to the Human Resources and Compensation Committee chair. The Human Resources and Compensation Committee has established procedures that it considers adequate to ensure that McLagan's advice to the Human Resources and Compensation Committee remains objective and is not influenced by the Company's management. These procedures include:

•	a direct reporting relationship of the McLagan consultant to the Human Resources and Compensation Committee;
•	provisions in the Human Resources and Compensation Committee's engagement letter with McLagan specifying the information, data, and recommendations that can and cannot be shared with management;
•
an annual update to the Human Resources and Compensation Committee on McLagan's financial relationship with the Company, including a summary of the work performed for the Human Resources and Compensation Committee during the preceding 12 months; and

•
written assurances from McLagan that, within the McLagan organization, the McLagan consultant who performs services for the Human Resources and Compensation Committee has a reporting relationship and compensation determined separately from any other McLagan line of business.

McLagan also assists the Human Resources and Compensation Committee in establishing compensation for the independent directors of the Board.
Pinnacle Financial Partners, Inc.
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The agenda for meetings of the Human Resources and Compensation Committee is determined by its Chairman with the assistance of the Company's Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer.  Human Resources and Compensation Committee meetings are regularly attended by the Chief Executive Officer, the Chief Financial Officer and the Chief Human Resources Officer. At certain meetings in 2014, the Human Resources and Compensation Committee met in executive sessions and no employee of the Company was present when it deliberated and voted on the compensation of the Company's Chief Executive Officer. The Human Resources and Compensation Committee's Chairman reports the Committee's recommendations on executive compensation to the Board. Independent advisors and the Company's human resources department support the Human Resources and Compensation Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Human Resources and Compensation Committee has authority under the Human Resources and Compensation Committee Charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Human Resources and Compensation Committee reviews, among other things, the total fees paid to advisors and outside compensation consultants by the Company, the nature of any other services provided by the advisors and compensation consultant, any business or personal relationships between the Company and the advisors and compensation consultant, and any stock of the Company owned by the advisors and consultant to ensure that the advisors and consultant maintain their objectivity and independence when rendering advice to the committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE:  The Nominating and Corporate Governance Committee's responsibilities are set forth in a written charter which has been approved by the Board.  A copy of this charter is available by clicking on the "Governance Documents" link on the Company's website at www.pnfp.com.

The Nominating and Corporate Governance Committee's Charter provides that the Nominating and Corporate Governance Committee shall consist of at least three members, all of whom shall be "independent" within the meaning of the NASDAQ Listing Rules and the rules and regulations of the Securities and Exchange Commission. Members of the Nominating and Corporate Governance Committee shall be considered independent so long as they are not associates or employees of the Company, do not have any other relationship to the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment and otherwise meet the applicable requirements for independence set forth under the NASDAQ Listing Rules.  All members of the Nominating and Corporate Governance Committee are independent in accordance with the Nominating and Corporate Governance Committee Charter.

The Nominating and Corporate Governance Committee is also responsible for recommending individuals to the Board for nomination to fill expired or otherwise vacant seats on the Board.  As discussed above, the Nominating and Corporate Governance Committee and the Board have established the Nominee Procedures the committee shall follow in evaluating director candidates, including candidates submitted by the Company's shareholders.  The Nominating and Corporate Governance Committee recommends nominees to the Board for approval and election for inclusion in the proxy statement.  The Nominating and Corporate Governance Committee held three meetings in 2014.

TRUST COMMITTEE.  The Trust Committee oversees all fiduciary functions of Pinnacle Bank's trust department. The Trust Committee reviews the Bank's Trust policies and procedures annually and approves changes to the business model for the Trust Department.  The Trust Committee also approves the establishment of significant relationships with third-party providers.  The Trust Committee held four committee meetings in 2014.

Director Compensation

As of March 1, 2014, the Board of Director's compensation for the twelve months ended February 28, 2015 was set equal to the compensation grid utilized for the prior year.  The Human Resources and Compensation Committee will likely perform a detailed review of director compensation during 2015 and recommend that any changes be incorporated into the director compensation plan prospectively. The following table outlines director compensation for the twelve months ended February 28, 2015:
Pinnacle Financial Partners, Inc.
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Retainer fees:
Restricted shares(*)	$40,000
Cash, paid in quarterly installments	20,000
Annual committee chair retainers paid in quarterly installments:
Audit committee	15,000
Human Resources and Compensation	10,000
Nominating and Corporate Governance	10,000
Trust	6,250
Directors Loan	6,250
Community Affairs	6,250
Per meeting attendance fees:
Board meeting	1,500
Committee meeting	1,500

(*)  Restricted shares valued at $40,000 were granted to non-employee directors on March 1, 2014.  The restrictions on these shares lapsed on February 28, 2015 provided the recipient attended at least 75% of their assigned board and committee meetings between the respective grant and vesting date of February 28, 2015.

Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank or for serving on a committee of the Board.  Additionally, directors do not receive separate compensation for serving on the Bank's Board.

The following table sets forth the compensation of the Company's current and former directors for services rendered during 2014:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(k)
Name	Fees Earned or Paid in Cash	Stock Awards – Grant Date Fair Value (2)	Option Awards - Grant Date Fair Value (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Current Directors:
Sue G. Atkinson	$42,872	$40,000	—	—	—	—	$ 82,872
Harold Gordon Bone	$66,688	$40,000	—	—	—	—	$106,688
Gregory L. Burns	$80,375	$40,000	—	—	—	—	$120,375
Colleen Conway-Welch	$42,188	$40,000	—	—	—	—	$ 82,188
James C. Cope	$68,625	$40,000	—	—	—	$30,000	$138,625
William H. Huddleston, IV	$50,000	$40,000	—	—	—	—	$ 90,000
Glenda Baskin Glover	$48,125	$40,000	—	—	—	—	$ 58,125
Ed C. Loughry, Jr.	$73,500	$40,000	—	—	—	$90,101	$203,601
Robert A. McCabe, Jr.(1)	—	—	—	—	—	—	—
Hal N. Pennington	$69,375	$40,000	—	—	—	—	$109,375
Gary L. Scott	$54,500	$40,000	—	—	—	—	$ 94,500
Reese L. Smith, III	$45,500	$40,000	—	—	—	—	$ 85,500
M. Terry Turner(1)	—	—	—	—	—	—	—

(1)	Messrs. McCabe and Turner were employees of the Company and, thus did not receive any compensation for serving as a director in 2014.
(2)
All non-employee directors were awarded restricted share awards.  The amounts in the column captioned "Stock Awards" reflects the grant date fair value.  For a description of the assumptions used by the Company in valuing these awards please see "Note 14.  Stock Options, Stock Appreciation Rights, and Restricted Shares" to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission on February 25, 2015.  The restrictions on these shares lapsed on February 28, 2015 provided the recipient attended at least 75% of their assigned board and committee meetings between the respective grant date and vesting date of February 28, 2015.

Pinnacle Financial Partners, Inc.
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(3)
At December 31, 2014, Mr. Bone and Mr. Loughry held options to purchase shares of the Company's Common Stock. At that date, Mr. Bone held options to acquire 1,862 shares of the Company's Common Stock and Mr. Loughry held options to purchase 10,000 shares of the Company's Common Stock.

(4)
Mr. Cope and Mr. Loughry were former board members of Cavalry.  In addition to their compensation for attending Board and committee meetings, their cash retainers and their equity awards, Messrs. Loughry and Cope also received payments totaling $90,101 and $30,000, respectively, in 2014 pursuant to the terms of the Cavalry SRAs.  Pursuant to the Cavalry SRAs, Mr. Cope and Mr. Loughry are entitled to receive equal installment payments over a period of 15 years following retirement or having achieved retirement age equal to the value of the accumulated gains on single premium life insurance policies on the life of each director that are owned by the Company and for which the Company is the beneficiary.  Mr. Cope and Mr. Loughry are also entitled to receive any annual gains that accrue to the Company on these policies after their retirement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED DIRECTOR NOMINEES
* * * * *

PROPOSAL #2: PROPOSAL TO AMEND THE COMPANY'S CHARTER TO DECLASSIFY THE COMPANY'S BOARD OF DIRECTORS

The Board of Directors of the Company is proposing an amendment to the Company's Charter to declassify the Board. If the Company's shareholders approve the proposed amendment to the Charter, all directors elected at or after the Meeting will be elected for one-year terms.

Background

The Company's Charter currently divides members of the Board into three classes, with each director serving until the date of the third annual meeting following the annual meeting at which the director was elected and until the director's successor is duly elected and qualified. As a result, approximately one third of the Board stands for election each year – an arrangement commonly known as a "classified" or "staggered" board.

Based on the Nominating and Corporate Governance Committee's and the Board's evaluation of the Company's corporate governance practices and after due consideration of what would be in the best interests of the Company and its shareholders, the Board is asking the Company's shareholders to approve an amendment to the Company's Charter to declassify the Board and to establish annual terms for directors elected at the Meeting and subsequent meetings of the Company's shareholders. The Board, after receiving a recommendation from the Nominating and Corporate Governance Committee, unanimously approved and recommends that the Company's shareholders approve the proposed amendment to the Company's Charter to declassify the Board as described below.

In making its recommendation, the Board, and the Nominating and Corporate Governance Committee, considered carefully the advantages of both classified and declassified board structures. A classified board of directors can promote continuity and enhance the stability of the board, encourage a long-term perspective on the part of directors and reduce a company's vulnerability to coercive takeover tactics. The Board recognized these advantages but concluded that they were outweighed by the advantages of the shareholders' ability to evaluate all directors annually. Consequently, the Board of Directors concluded that an amendment to the Company's Charter to declassify the Board is in the best interests of the Company and its shareholders.

Proposed Amendment to the Company's Charter

The proposed amendment to the Company's Charter will modify Article 7 of the Charter to eliminate the Board's classified board structure. If the Company's shareholders approve the proposed amendment to the Charter, the elimination of the classified structure of the Board will be phased in beginning with the Meeting, such that all nominees for election as directors will be elected to serve for one-year terms beginning with the Meeting. During the phase-in period, the nominees for election as Class I directors at the 2016 annual meeting of shareholders will be elected to serve for one-year terms expiring at the annual meeting of shareholders to be held in 2017, and the nominees for election as Class II directors at the annual meeting of shareholders to be held in 2017 will be elected to serve for one-year terms expiring at the annual meeting of shareholders to be held in 2018. Beginning with the annual meeting of shareholders to be held in 2017, the Board will no longer be classified, and all director nominees will be elected for one-year terms. No term of an existing director will be shortened or otherwise modified as a result of adoption of the proposed amendment to the Company's Charter to declassify the Board.

Pinnacle Financial Partners, Inc.
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The complete text of the proposed amendment to the Company's Charter to declassify the Board is included in Appendix A to this proxy statement. The foregoing summary is qualified in its entirety by reference to the text of the amendment. You are urged to read the proposed amendment in its entirety.

If the Company's shareholders do not approve the proposed amendment to the Company's Charter to declassify the Board, the Board will remain classified and nominees for election as directors, including Dr. Conway-Welch and Messrs. Loughry and Turner, will continue to be elected for three-year terms.

Vote Required and Board Recommendation

The proposed amendment to the Company's Charter to declassify the Board has been unanimously approved by the Board and will be approved if more shares of the Company's Common Stock are voted in favor of the proposed amendment than are voted against the proposed amendment. If this proposal is approved by the requisite vote of the Company shareholders, the Company intends to promptly file an appropriate amendment to the Company's Charter with the State of Tennessee. Moreover, if the requisite number of shares vote in favor of this proposal, the Board will approve amendments to the Company's Bylaws to similarly provide for the elimination of a classified board structure over the next two years. If this proposal is not approved by the requisite vote of the Company's shareholders, the amendment to the Company's Charter will not become effective and the Board of Directors will not be declassified.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.

* * * * *

PROPOSAL #3: PROPOSAL TO AMEND THE COMPANY'S CHARTER TO ELIMINATE ANY
SUPERMAJORITY VOTING PROVISIONS

The Board of Directors of the Company is proposing amendments to the Company's Charter to eliminate any supermajority provisions contained in the Company's Charter.

Background

The Nominating and Corporate Governance Committee and the Board evaluated the voting requirements imposed by the Company's Charter and the advisability of those provisions in light of continued developments in corporate governance best practices. In evaluating the current voting requirements, the Nominating and Corporate Governance Committee and the Board considered, among other matters, certain of the principal arguments for and against the current voting standards imposed by the Company's Charter and reviewed trends and best practices in corporate governance. The Nominating and Corporate Governance Committee and the Board concluded from their reviews that an increasing number of companies and shareholders are beginning to view supermajority voting requirements as overly burdensome and inconsistent with principals of good corporate governance, and while this voting requirement can be beneficial in some instances, each of the Nominating and Corporate Governance Committee and the Board has determined that there are compelling arguments for the elimination of the supermajority voting protections in the Company's Charter.

For these reasons, and based on the Board's evaluation of the Company's corporate governance practices and the best interests of the Company and its shareholders, the Board of Directors of the Company, acting on the recommendation of the Nominating and Corporate Governance Committee, is asking the Company's shareholders to approve amendments to the Company's Charter to eliminate the supermajority provisions contained in the Company's Charter. The Board unanimously approved and recommends that the Company's shareholders approve the proposed amendments to the Company's Charter.

Pinnacle Financial Partners, Inc.
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Proposed Amendments to the Company's Charter

Approval of this Proposal #3 will result in the following changes to the Company's Charter:

•	Article 7(b) of the Company's Charter will be deleted in its entirety.
•	Article 8(b) of the Company's Charter will be deleted in its entirety.
•
The supermajority voting provisions in Article 9(a) and (b) of the Company's Charter will be amended to reduce the required vote for a change in the requirements for removal of a member of the Board to a majority of the shares of the capital stock of the Company issued and outstanding and entitled to vote.

•	Article 9(d) of the Company's Charter will be deleted in its entirety.
•	Article 10(c) of the Company's Charter will be deleted in its entirety.
•	Article 13 of the Company's Charter will be deleted in its entirety.
•	Article 14(b) of the Company's Charter will be deleted in its entirety.

As a result of deleting these provisions from the Company's Charter,  unless a greater standard is required by applicable law or the Company's Charter, a proposal submitted to the Company's shareholders will be adopted if more shares are voted in favor of the proposal than against it, which is the general voting standard under the Tennessee Business Corporation Act.

The proposed modifications and deletions to the Company's Charter to eliminate the supermajority voting provisions are reflected in Appendix B to this proxy statement. The foregoing summary is qualified in its entirety by reference to the text of the amendments. You are urged to read the proposed amendments in their entirety.

Vote Required and Board Recommendation

The proposed amendments to the Company's Charter to eliminate the supermajority provisions in the Charter have been unanimously approved by the Board and will be approved if more shares of the Company's Common Stock are voted in favor of the proposed amendments than are voted against the proposed amendments. If this proposal is approved by the requisite vote of the Company shareholders, the Company intends to promptly file an appropriate amendment to the Company's Charter with the State of Tennessee and the Board will approve corresponding amendments to the Company's Bylaws to eliminate any supermajority voting provisions contained therein. If this proposal is not approved by the requisite vote of the Company shareholders, the amendments to the Company's Charter to eliminate the supermajority voting provisions contained in the Charter will not become effective and the supermajority provisions in the Company's Charter and its bylaws will not be eliminated.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.

* * * * *

PROPOSAL #4: PROPOSAL TO AMEND THE COMPANY'S CHARTER TO PROVIDE FOR A
MAJORITY VOTE STANDARD IN THE ELECTION OF
DIRECTORS IN UNCONTESTED ELECTIONS

The Board of Directors of the Company is proposing an amendment to the Company's Charter to provide for the election of directors by a majority of the votes cast in uncontested elections.

Background

Members of the Board of Directors are currently elected by a plurality of the votes cast in both contested and uncontested elections, which is the standard for election of directors under the Tennessee Business Corporation Act unless a company's charter provides otherwise. In an uncontested election where plurality voting is the standard, a director need only receive one vote in favor in order to be elected.
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In making its recommendation, the Board and the Nominating and Corporate Governance Committee considered carefully the advantages of both majority and plurality voting for directors. Majority voting carries with it the possibility of negative consequences, including (1) the failure of a Company's management directors to be elected; (2) adverse effects on a Company's ability to comply with various regulatory and other requirements that require that a majority of a Company's directors and all of the members of certain committees of the Board be independent; and (3) triggering of a possible "change in control" due to the failure of a majority of the incumbent directors to be elected. However, these potential negative consequences are significantly mitigated by the "holdover" rule, which is provided for by Tennessee corporate law and which cannot be varied by the Company's Charter or Bylaws. Under the holdover rule, despite the expiration of a director's term, the director continues to serve until a successor is elected and qualified or until there is a decrease in the number of directors. Because of this rule, if an incumbent director fails to receive in an uncontested election the number of votes required for re-election under a majority vote standard, he or she will remain in office until a successor is duly elected and qualified unless he or she is otherwise requested to resign from the Board. A majority vote standard is perceived to provide shareholders with a more meaningful role in director elections and is considered by many investors and others to be a "best practice" in corporate governance. Consequently, the Board, acting on the recommendation of the Nominating and Corporate Governance Committee, concluded that adoption of an amendment to the Company's Charter to provide for election of directors by majority vote in uncontested elections is in the best interests of the Company and its shareholders.

The Board of Directors unanimously approved and recommends that the Company's shareholders approve the proposed amendment to the Company's Charter to provide for the election of directors by majority vote in an uncontested election.

Proposed Amendment to the Company's Charter

The Company's Charter is currently silent as to the voting standard applicable to director elections. As a result, the applicable standard is that of the Tennessee Business Corporation Act, which is a plurality standard. The proposed amendment would add a new section to Article 7 of the Charter to provide that a director nominee will be elected at a meeting of the shareholders at which such director is nominated for election if he or she receives a majority of the votes cast by shareholders at that meeting. The proposed majority vote standard would not apply at any meeting of shareholders for the election of directors at which the number of nominees exceeds the number of positions on the Board to be filled by election at the meeting (a "contested election"), determined as of (a) the expiration of the time fixed under the Company's Bylaws for advance notice of nomination of a director by a shareholder or, (b) in the absence of any such provision, a date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement with the Securities and Exchange Commission.

In order to address the status of an incumbent director who fails to win the affirmative vote of a majority of the votes cast in an uncontested election, the Company intends to keep in place a slightly modified version of the director resignation policy set forth in the Company's Corporate Governance Guidelines. This policy currently requires a director to tender his or her resignation upon receiving, in an uncontested election, a majority of the votes cast "withheld" from his or her election. The Board has adopted amendments to the Corporate Governance Guidelines, contingent upon and effective immediately following the filing of the Charter amendment with the state of Tennessee, that would require an incumbent director to tender his or her resignation upon failing, in an uncontested election, to receive the affirmative vote of a majority of the votes cast with respect to his or her election. The remaining provisions of the policy would be left unchanged in all material respects and are described under the heading "Important Meeting and Voting Information—Vote Required to Elect Directors" beginning on page 3 of this proxy statement.

The complete text of the proposed amendment to the Company's Charter establishing a majority voting standard for the election of directors in uncontested elections is included in Appendix C to this proxy statement. The foregoing summary is qualified in its entirety by reference to the text of the amendment. You are urged to read the proposed amendment in its entirety.

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Vote Required and Board Recommendation

The proposed amendment to the Company's Charter establishing a majority voting standard for the election of directors in uncontested elections has been unanimously approved by the Board and will be approved if more shares of the Company's Common Stock are voted in favor of the proposed amendment than are voted against the proposed amendment. If this proposal is approved by the requisite vote of the Company shareholders, the Company intends to promptly file an appropriate amendment to the Company's Charter with the State of Tennessee. Moreover, the Company's Corporate Governance Guidelines will be amended to reflect the adoption of this standard. Since Tennessee law provides for plurality voting unless a company's charter provides otherwise, directors will continue to be elected by a plurality of the votes cast until the first meeting at which directors are elected after the shareholders approve the Charter amendment discussed in this Proposal #4. If the proposed amendment is not approved by the requisite vote of the Company shareholders, the members of the Board will continue to be elected by a plurality of the votes cast, and the amendments to the Company's director resignation policy in the Company's Corporate Governance Guidelines described above will not take effect.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.
* * * * *

PROPOSAL #5: ADVISORY VOTE ON COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS
The Company believes that the compensation for the Named Executive Officers, as described in the compensation discussion and analysis below, is based on a pay-for-performance culture and is strongly aligned with the long-term interests of the Company's shareholders.  The Company believes that its culture focuses executives on prudent risk management and appropriately rewards them for performance.
The Company also believes that both the Company and its shareholders benefit from responsive corporate governance policies and consistent dialogue and that the extensive disclosure of compensation information provided in this proxy statement provides the Company's shareholders the information they need to make an informed decision as they weigh the pay of the Named Executive Officers in relation to the Company's performance.  In last year's Proxy Statement for the 2014 Annual Meeting, a similar advisory vote was requested by the Company.  The results for last year's vote were as follows:

	2014 Vote Count	Percent
For	18,883,594	72%
Against	7,106,351	27%
Abstain	374,955	1%
	26,364,900	100%

The Human Resources and Compensation Committee of the Board of Directors considered the above results, as well as comments by proxy advisory firms, and directed management to hold discussions with institutional investors to gather feedback concerning the Company's executive compensation programs, and consulted with McLagan, the compensation consultant to the Human Resources and Compensation Committee. The Human Resources and Compensation Committee made changes to the grants of performance unit awards for 2015 in response to and as a result of these considerations.  The 2015 "Say-on-Pay" proposal gives you as a shareholder another opportunity to endorse or not endorse the compensation the Company paid to the Named Executive Officers through the following resolution:

"RESOLVED, that the shareholders of Pinnacle Financial Partners, Inc. approve the compensation of the executive officers of Pinnacle Financial Partners, Inc. set forth in the Summary Compensation Table of this proxy statement, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of such executive officers (together with the accompanying narrative disclosure) contained in this proxy statement."
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 Because your vote is advisory, it will not be binding upon the Board. However, the Human Resources and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements for the Company's Named Executive Officers.
This proposal is provided as required pursuant to the Dodd-Frank Act.
       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL.
* * * * *

PROPOSAL #6: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's Board, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of KPMG LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The firm of KPMG LLP has served as the Company's auditors since 2002. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. For a discussion of the fees paid KPMG LLP for the 2014 and 2013 fiscal years, see "Independent Registered Public Accounting Firm" below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
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EXECUTIVE COMPENSATION

The Human Resources and Compensation Committee is directly responsible for the compensation plan for the Company's "Named Executive Officers" or "executive officers."  These individuals' compensation for 2014 is included in the Summary Compensation Table.   The following table shows the name, age, term of service and position of each Named Executive Officer of the Company as of March 10, 2015:

		Officer
Name	Age	Since	Position with Company and Bank
M. Terry Turner	60	2000	President and Chief Executive
Robert A. McCabe, Jr.	65	2000	Chairman of the Board
Hugh M. Queener	59	2000	Chief Administrative Officer
Harold R. Carpenter, Jr.	55	2000	Chief Financial Officer
J. Harvey White	65	2009	Chief Credit Officer

M. Terry Turner has served as President and Chief Executive Officer of the Company and the Bank since their organization.  Mr. Turner was employed by First American Corporation serving in various capacities from 1979 to 1999 including serving as President of the Retail Bank of First American National Bank and President of the Investment Services Group of First American Corporation.

Robert A. McCabe, Jr. has served as the Chairman of the Company and the Bank since their organization.  Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.

Hugh M. Queener has served as the Executive Vice President and Chief Administration Officer of the Company and the Bank since their organization.  Mr. Queener was employed by AmSouth Bancorporation from 1999 to 2000 and First American Corporation from 1987 to 1999.  Prior to his employment at First American, Mr. Queener was employed with the Kirchman Corporation from 1986 to 1987 and served as senior vice president for client service, installations and software development and support.

Harold R. Carpenter has served as Executive Vice President and Chief Financial Officer of the Company and the Bank since their organization.  Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 and First American Corporation from 1994 to 1999.  Mr. Carpenter is a member of the American Institute of Certified Public Accountants, and was employed by the national accounting firm, KPMG LLP, from 1982 to 1994.

J. Harvey White joined the Company on June 15, 2009, and became the Company's chief credit officer on September 1, 2009.  Mr. White was employed by Regions Financial Corporation and its predecessor companies beginning in 1981.  Mr. White was employed by Regions in a variety of roles and served as senior credit officer for Region's East Tennessee from 1999 to 2006. Mr. White was ultimately promoted to regional senior credit officer with additional oversight responsibilities for Regions' North Carolina and Virginia operations, a position he held from 2006 to April 2009.

Compensation Discussion and Analysis
Executive Summary
The Human Resources and Compensation Committee (the HRCC) of the Company's Board of Directors seeks to ensure market competitive compensation for directors, executives and associates. The HRCC believes that executive compensation, in particular, should be primarily performance-based in order to optimize shareholder value over the long-term. Since its inception, the Company has adhered to the belief that shareholder value is enhanced based on consistent and sound growth in operating results that exceed those of peer firms. The Company aligns this belief with the compensation structure by adhering to the following principles:

• Market-based approach to setting compensation
• Simplified executive compensation structure
• "Win together, lose together" incentives that are linked to corporate results
- Asset quality thresholds must be met prior to any award being paid or vested
- Cash incentives primarily focused on annual earnings and revenue growth targets
- Equity compensation is performance-based and earned over a multi-year performance period
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    Execution of Compensation Philosophy – Based on our philosophy, the HRCC has instituted a compensation program for its named executive officers ("NEOs") which targets compensation at the 75th percentile of a peer group (the "compensation peer group") for so long as the Company achieves 75th percentile performance. As pay varies with performance, we expect to pay near the 50th percentile of the compensation peer group when performance is near the 50th percentile, above the 75th percentile compensation when performance is above the 75th percentile and below median when performance fails to meet minimum expectations or thresholds.  Over time, NEO compensation has ranged from below median to above 75th percentile based on actual performance in a given year.

    In 2014, and consistent with previous years, the HRCC began the current year's executive compensation setting process in the 4th quarter of 2013 and then finalized the current year's executive compensation in January 2014.  As a result, 2013 results influenced the HRCC in their executive compensation decisions for 2014.  The Company experienced a great deal of earnings growth in 2013, growing EPS by 51% over 2012's results which contributed to the HRCC's belief that the compensation system did not require significant changes in 2014. The following chart shows our compensation for 2014 relative to our peers at various levels of anticipated corporate performance and illustrates how NEO compensation could have ranged from the lowest percentile of the peer group to approximately the 90th percentile based on actual performance in 2014.

Summary of Executive Compensation for 2014
Base Salaries – Increased 7% over 2013 salaries.
Annual Cash Incentive Plan (AIP) – No changes for 2014.  Targets as a % of base salary remained consistent with the incentive opportunities established for 2013.  Target awards for 2014 were largely based on the Company achieving EPS growth of approximately 13% while maximum payout was based on an approximate 20% increase in 2014 EPS.
2014 Long Term Incentive (LTI) Equity Grant – The Company granted equity to its NEOs such that if target performance was achieved, the total compensation package would approximate the 75th percentile of the peer group. The equity incentive component was 100% performance-based in the form of Performance Unit Awards.  Grants consist of three tranches with settlement of units in restricted shares based on 2014, 2015 and 2016 earnings performance and release of restrictions subject to 2017 and 2018 ongoing loan quality (i.e., "soundness") targets.  Similar to the AIP,  conversion of the 2014 tranche of performance units to restricted shares at the targeted level was largely based on the Company achieving EPS growth targets of approximately 13% while conversion at  the maximum level was based on an approximate 20% increase in 2014 EPS
The 2014 LTI equity grant also has predetermined EPS performance thresholds for both target and maximum level payouts for 2015 and 2016.  The HRCC set the target and maximum level EPS amounts for both 2015 and 2016 in January 2014.  In constructing the targets for 2015 and 2016, the HRCC utilized:
-	The Company's multi-year strategic planning process which was completed in July 2013,
-	Existing sell-side analyst expectations for the Company and peer group for 2015 and 2016, and
-	Reasonable and consistent EPS growth rates over the prior year.

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      As a result, even though the NEO's achieved the maximum award level in 2014, the 2014 restricted share tranche will only be released to the NEO's if the Company achieves the soundness targets as of the end of 2017 and 2018.  Absent a change of control, should the NEO leave the firm prior to those dates for any reason other than death or disability or retirement after age 65, any unreleased  awards will be forfeited.
Retirement Benefits & Other Perks – Consistent with our philosophy of a simplified executive compensation structure, we do not offer supplemental retirement benefits and provide minimal perquisites to executives as Pinnacle believes wealth creation by executives should be directly linked to the performance of the Company, principally through ownership of Company common stock.
Emphasis on Performance-Based Compensation – Because we believe in aligning executive compensation with the Company's performance, a majority of pay is provided in the form of at-risk performance-based compensation. The following charts show the mix of our NEO's 2014 total compensation package as disclosed in the Summary Compensation Table. Approximately 65% of the CEO's compensation was performance-based and fully at-risk, while about 57% was performance-based for other NEOs.  In addition, both cash and equity-based incentive plans have minimum threshold performance levels, which if not achieved, result in no performance-based incentive compensation to the NEO.  If this occurs, the Company's total compensation for NEO's is targeted at the lowest percentile of the peer group.
2014 Performance Plan Goals – The table below shows the goals used for the cash-based AIP and equity-based LTI plans along with actual 2014 results. The payment of any awards under the AIP was conditioned on Pinnacle Bank's classified asset ratio being less than 35% as of December 31, 2014. For the AIP, growth in earnings and revenue was required for payment of cash incentives. And for the 2014 tranche of performance units for the LTI to be settled in restricted shares, growth in earnings was required.  Awards are interpolated for performance between threshold, target, and the maximum level.
	Annual Cash Incentive Plan					LTI Equity Plan[1]
	Classified Asset Ratio	Diluted Earnings Per Share 80% of Cash Plan		Revenue 20% of Cash Plan		Diluted Earnings Per Share 100% of Equity Plan
Performance	2014 Goal (%)	2014 Goal ($)	Payout as % of Target	2014 Goal ($M)	Payout as % of Target	2014 Goal ($)	Award as % of Target
Threshold	< 35%	<$1.6749	0%	< $224.3	0%	< $1.6749	0%
Target		$1.8949	100%	$240.8	100%	$1.8949	100%
Max level		>$2.000	125%	>$248.9	125%	>$2.005	175%
Actual (2)	18.1%	$2.02	125%	$245.6	115%	$2.02	175%

1 Information shown for the 2014 performance goal only.  Thus, 2014 performance resulted in 33.3% of the total maximum award granted in January 2014 being settled into shares of restricted stock.  Performance against goals established for 2015 and 2016 will determine the remaining number settled into shares of restricted stock.
2 Actual results were impacted by FHLB restructuring charges and gain on the sale of investment securities which consistent with the terms of the awards, the HRCC elected to exclude from the AIP and LTI calculations for the year ended December 31, 2014.
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2014 Performance Plan Results –The Company's 2014 performance was exceptional as the Company's classified asset ratio of 18.1% was well below the soundness threshold of 35% required by the AIP, revenue growth was greater than 10% for 2014 at $245.6 million (slightly less than the $248.9 million required for the maximum level payout) and annual earnings growth of approximately 20% or $2.02 per share (thus achieving the maximum level payout).  As a result, and in spite of exceptional performance for 2014, the performance metrics established for executive compensation for the NEO's at the maximum award level were not totally achieved.  Consequently, total compensation for the NEO's was slightly less than the maximum pay amount.
The HRCC believes the compensation peer group established by the HRCC is a very high performing peer group in comparison to the universe of bank holding companies of similar asset size.  The Company also believes that it is currently performing at or near the 75th percentile of the compensation peer group on several critical measures such as return on average assets, return on tangible equity and efficiency ratio as well as other profitability and soundness measurements, all of which when considered in the aggregate, should result in outperformance of the Company's market price of its common stock.
The HRCC does, as a matter of practice, compare the Company's actual results to the compensation peer group in order to validate its compensation philosophy in setting compensation for future periods and the continued emphasis on period-to-period revenue and earnings growth.
Importantly, the HRCC considered each peer's revenue growth for 2014 and noted that several peers had accomplished various mergers in 2013 and 2014 which resulted in unusual revenue growth percentages when compared to the Company's revenue growth which was accomplished without the benefit of any merger transactions.  Given the Company's organic revenue growth was greater than 10% in 2014, the HRCC considered the Company to be a top quartile performer for revenue growth in 2014 after excluding several peers which were involved in significant mergers in 2014.
The HRCC also considered various peer's EPS growth rates noting that several peers had underperformed in 2013 resulting in unusual EPS growth rates in 2014.  Given the Company's earnings growth was greater than 20% in 2014, the HRCC considered the Company to be a top quartile performer for earnings growth in 2014 after excluding several peers which had unusual earnings growth rates because of underperformance in 2013.
The HRCC also considered that the Company's profitability metrics for ROATA, ROATE and Efficiency were either in or near the top quartile and that the Company's soundness metrics were some of the best in the peer group.
Lastly, the HRCC also reviewed various total shareholder return (TSR) metrics over multiple periods in comparison to the TSR metrics of the compensation peer group. The Company's three-year total shareholder return in comparison to the compensation peer group is shown below:
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Although, TSR is not a specific component of the Company incentive plans, TSR does obviously impact the HRCC's decision-making process when considering whether modification of the Company's compensation philosophy is required.   All in all, the HRCC determined that the Company operated at an exceptional level in 2014 and that there was strong linkage between targeting top quartile performance in the goal setting process, achieving top quartile performance results and producing top quartile total shareholder returns.  Consequently, the HRCC did not believe that any modification to the Company's compensation philosophy was warranted at this time.
2014 Goal Setting Process
Market Alignment of Goals – The Company's annual financial plan always considers the anticipated performance of our compensation peer group and typically requires performance at levels the HRCC believes will equal or exceed the 75th percentile.  In January 2014, we conducted an analysis of the Company's EPS goal compared to published analyst's EPS expectations for each of our compensation peers.  Based on EPS growth, our target EPS goal placed us between the 5th and 6th highest performing peers (73rd percentile) out of 20 peers with calculable EPS growth figures.  The revenue target was set at the level needed in order to achieve this target EPS goal. Based on this comparison to the peer group, the HRCC approved the EPS and revenue performance targets and determined it was appropriate to set target pay at the 75th percentile for achieving this level of target performance.
Long-term Nature of Equity Awards – At the time of grant in January 2014, the HRCC also established EPS performance targets for the three-year future performance period.  The 2014 EPS goal was set to be consistent with the AIP, while EPS performance targets required for 2015 and 2016 were set incrementally higher for each year, consistent with the firm's goal to increase operating earnings each year.  These goals are set in advance in conjunction with the Company's strategic planning process.
Importance of EPS to Long-Term Shareholder Value – During 2014, since asset quality thresholds were satisfied, EPS was used to determine 80% of awards under the AIP and 100% of performance units earned under the LTI plan. We have historically used EPS as the primary compensation performance goal because of its correlation with shareholder value creation.
Win together, lose together – Executives and nearly all associates in the Company participate in the same annual cash plan with the same Company-wide goals.  The Company believes this creates a "win together, lose together" culture. Furthermore, all associates at the Company receive an LTI equity award. For the NEOs as well as other members of the Leadership Team, equity awards are 100% performance-vested. In order to keep a strong linkage with associates and because the Company believes a unified commitment to increasing EPS drives shareholder value, the HRCC utilized the same EPS goal for converting the 2014 tranche of performance units granted to NEOs and other leaders to restricted shares as was used in the AIP for all associates.
Shareholder Outreach and Compensation Changes
2014 Say-on-Pay Result & Shareholder Outreach – The Company held its advisory say-on-pay vote at the 2014 annual shareholder meeting.  Shareholders approved the compensation of executives, with 72% of shareholder votes cast in favor of the say-on-pay proposal.  We reviewed the vote result and in response, held discussions with several of our institutional shareholders to gather feedback regarding our executive compensation programs.  A number of shareholders who voted against the say-on-pay proposal cited policies or procedures to align votes with recommendations by shareholder information services like Glass-Lewis.  Based on the discussions with shareholders and consultation with McLagan, we made several changes to our equity-based incentive plan awards, which were immediately implemented beginning with the 2015 grants.
Changes to Equity Plan Awards for 2015
Performance Measure – We believe it is important to continue using an earnings metric in our incentive plans because of our belief that earnings growth is a primary driver to increasing our stock price.  In the past, we have used EPS as the primary performance measure for both the AIP and LTI plans.  However, some shareholder advocates expressed a desire for more variety in performance measures across our performance plans.  Based on this feedback, we have changed our equity performance measure under the LTI awards to ROATA (Return on Average Tangible Assets), beginning with the 2015 grants.  Shares will primarily be earned under this grant contingent on the Company's future ROATA performance in 2015, 2016, and 2017, with goals for each year set at the time of grant.
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Addition of Mandatory Holding Period – The performance units granted in 2015 will settle into restricted shares in three tranches (1/3rd after two years, 1/3rd after three years, and 1/3rd after four years). After the award has converted into restricted shares, we require the restricted stock to be held for an additional period of time such that the holding period on each tranche will expire five years after grant.  Release of restrictions after year five is subject to a safety and soundness clawback trigger based on Pinnacle Bank meeting a defined ratio of non-performing assets to its loans and other real estate as of December 31, 2019.
For 2014 compensation, in an effort to differentiate the firm's short-term cash incentive plan from its longer-term equity incentive plan, the HRCC, with the assistance of McLagan, elected to transition from the prior year's equity compensation performance measure of a one-year earnings per share target with ultimate vesting occurring over the next five years upon achievement of certain soundness thresholds. The HRCC transitioned to utilizing a longer performance period, with the actual number of restricted shares being eligible for ultimate vesting being based on achievement, in 33% increments, of earnings per share targets over the next three years, with vesting occurring in 50% increments over the following two years conditioned on achievement of soundness targets.  The HRCC believed that the three year earnings plan with two additional soundness thresholds was a more balanced approach to short and long-term incentive compensation for NEOs.
Compensation Philosophy
As noted above, the Company has adhered to the belief that shareholder value is primarily built by consistent and sound growth in operating results that exceed those of peer firms. As a result, the HRCC's compensation philosophy incorporates several factors in adherence to this belief, as follows:
Market-based approach to compensation:
-	NEO's rewarded based on firm performance compared to expected performance of peers.
-	Targeted a compensation range from the 50th to the 75th percentile based on performance.
-	Expect to pay closer to 50th when performance is at 50th and expect to pay closer to the 75th when performance is at the 75th.
-	For 2014, goals were established that were expected to position the Company near the 75th percentile in terms of revenue and earnings growth should performance targets be achieved
-	However, if the Company failed to achieve our performance target, total compensation would have been below the projected 75th percentile of the peer group.
-	The pay-for-performance philosophy results in reduced compensation for performance below the HRCC's expectations and enhanced compensation for performance that exceeds expectations.
Win together, lose together:
-
All associates of the firm participate in the long-term incentive plan and, with the exception of commission-based associates, all associates participate in the annual cash incentive plan.  The performance targets for cash incentives are identical for all associates to those for NEOs and   other leadership.

-	Since inception, the HRCC has awarded cash incentives to all eligible associates from 0% to 125% of the targeted award. For 2014, the HRCC awarded 123% for associates including NEOs.
-
All associates of the firm are granted equity shares at the commencement of their employment and on an annual basis thereafter.  Restricted shares are time-vested for associates other than NEOs and other leadership.

-
The Company administers a 401(k) plan for all associates with market-based matching provisions.  The Company does not offer any other retirement vehicle (i.e., defined benefit or deferred compensation plans) for its NEOs, leadership or associates other than the 401(k) plan.

Simplified NEO compensation structure, incentives linked to corporate results:
-	NEO compensation is primarily composed of base pay, an annual cash incentive and long-term equity incentives.
-
Wealth creation by the NEO should be directly linked to the performance of the Company's common stock.  As a result, NEO compensation does not include a deferred compensation plan or other plan linked to the performance of other types of securities.

-	Perquisites should comprise a minimal component of the executive's compensation.
-
The HRCC also limits the maximum amount of incentive an NEO may receive in order to reduce the risk that an NEO would execute strategies, tactics or transactions that may be outside the overall risk tolerance of the firm.

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Cash incentives focus on annual earnings and revenue targets:
-	Annual cash incentive is the preferred form of incentive when considering shorter-term financial objectives of a year or less.
-	Shareholders are rewarded as operating earnings increase with organic revenue growth being the preferred method for achievement of increased annual earnings.
-	Thus, the firm's annual financial plan (budget) is the foundation for the firm's annual cash incentive plan.
-
In 2014, and in essentially every year prior to 2014, the firm's annual financial plan is based primarily on the establishment of earnings growth targets which the HRCC believes will ultimately result in the Company maintaining its position as a high-performing equity investment.

-
The HRCC considers published analyst expectations of the Company and its peers in determining these performance targets.  The expectations for performance of the peers are a critical component in setting the firm's annual financial goals.

-
The HRCC has the flexibility to exclude peers from consideration if it is apparent that the peer's anticipated results, although reasonable in any given period, may produce an unusual growth rate due to underperformance or operating losses in a previous period.

Equity compensation incorporates a multi-year approach:
-	The HRCC believes that equity based awards are the preferred form of incentive when considering the achievement of longer term objectives over a multi-year period.
-	In 2014, the HRCC believed that EPS growth over multiple years was the primary metric that rewarded shareholders.
-
In 2015, primarily in response to preferences of some shareholder information services, the HRCC has elected to utilize ROATA as the primary metric for measuring long term performance for increasing shareholder value.

The incorporation of the above factors into our compensation practices are most evident when reviewing the concentration of performance based compensation over the past several years. The HRCC has maintained the balance between compensation and performance by incorporating a significant amount of variable based compensation into the executive compensation structure. As a result, in periods where performance was below the HRCC's expectations, overall compensation levels have been reduced, in some cases to well less than median compensation for peers.
Principal Elements of our 2014 Executive Compensation Program
The HRCC sought to accomplish its executive compensation objectives in 2014 by utilizing the following primary elements of executive compensation:  base salary, annual incentive compensation and long-term equity compensation.
Base Salary - The attraction and retention of experienced and high-achieving senior executives that can enhance the Company's performance and shareholder returns is an essential element of the Company's long term strategy and as a result, base salary should be competitive with other leading financial institutions. Base salary is designed to provide appropriate levels of fixed compensation to the executive.   Base salary is reviewed annually for all executives and is based on job scope and responsibilities, competitive salaries for similar positions, and the executive's past performance.
The HRCC reviewed base salaries paid to executives at peer banks and determined that all executive officers should receive a base salary increase of 7% for 2014.  This level of increase maintained each executive's overall competitive level of positioning with the peers and, together with other forms of compensation, would result in total compensation positioned near the 75th percentile of the market assuming that performance goals intended to produce top-quartile results were achieved.
Annual Cash Incentive Plan (AIP) - The performance targets for the 2014 AIP adopted by the HRCC in January 2014 included a soundness threshold, below which no payments would be made under the plan, and thereafter consisted of two operating results targets: revenues and fully diluted earnings per share, more fully described as follows:
Soundness Threshold
•
The soundness threshold was Pinnacle Bank's classified asset ratio, which is the sum of the Bank's nonperforming assets and potential problem loans divided by the sum of the Bank's Tier 1 risk-based capital and allowance for loan losses.  A classified asset ratio of less than 35% had to be achieved in order for any awards to be payable under the 2014 Annual Cash Incentive Plan.

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Operating Results Targets
•
Revenues were defined as the sum of net interest income plus non-interest income excluding gains or losses on the sale of investment securities and charges associated with restructuring Federal Home Loan Bank advances or other unusual items as determined by the HRCC.

•	Diluted earnings per share excluded any one-time charges such as gains or losses on the sale of investment securities and other unusual items as determined by the HRCC.
The HRCC established performance metrics for the 2014 AIP to target earnings per share growth (along with the associated revenue growth) at approximately the 75th percentile of the published analyst's expectations for the peer group to earn the targeted payout for the annual cash incentive.  At the time of setting the targets for the 2014 AIP, the Company had just reported significant growth in EPS in 2013 of approximately 52%.  After considering many factors, including anticipated peer performance for 2014, the HRCC established an EPS payout matrix for 2014 that effectively resulted in target award payouts at $1.89 EPS and maximum award payouts at $2.00 EPS, or increases in EPS of 13% and 20%, respectively.  For revenues, target payout would be achieved with a 7.3% increase in organic revenues and, for maximum level payout, a 10.9% increase in organic revenues.  These growth rates represented significant increases over 2013 results especially since 2013's performance had also represented significant outperformance.
As a result of the Company's achievement of the soundness threshold and over-achievement of the revenue and fully diluted earnings per share targets in 2014, on January 13, 2015, the HRCC determined that participants, including Executive officers, in the 2014 AIP should be awarded 123% of their targeted annual cash incentive amount.
The following table outlines the target, maximum and actual level of the annual cash incentive earned by each executive officer:
Value of cash incentive plan award upon achievement of performance targets
Executive officer	Target	As a % of base salary	Maximum Award	Maximum as a % of base salary	Actual Award	Actual as a % of base salary
Turner	$ 667,000	85%	$ 834,000	106%	$ 820,355	105%
McCabe	$ 633,000	85%	$ 791,000	106%	$ 778,253	105%
Queener	$ 245,000	65%	$ 306,000	81%	$ 301,123	80%
Carpenter	$ 245,000	65%	$ 306,000	81%	$ 301,123	80%
White	$ 170,000	60%	$ 213,000	75%	$ 209,438	74%
Performance-based equity compensation - On January 11, 2014, the HRCC determined the dollar amount of equity awards to be granted to the Company's NEO's which was based on the amount needed to achieve 75th percentile targeted total compensation for each NEO for 2014 after considering base salary and targeted cash incentive awards.  In order to calculate the number of performance unit awards to be granted, the dollar amount of targeted equity compensation was divided by the closing price of the Company's common stock on January 22, 2014 which was 12 days after the January 10, 2014 meeting of the HRCC and three days after the public release of the Company's 2013 financial results.  Historically, the HRCC has elected to defer the grant date for NEO equity compensation until several days after the Company had released its previous year results.  As a result, all relevant information had been in the public domain and thus the HRCC believed that the market price of the Company's common stock reflected all such current information.
The maximum number of performance units were granted at the beginning of the performance period with the number of performance award units subject to conversion to restricted share awards and ultimately into Company common shares based upon earnings performance of fiscal December 31, 2014, 2015 and 2016, respectively, as well as achieving soundness thresholds as of December 31, 2017 and 2018.
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For all restrictions to fully lapse on these awards, the NEO should have continued employment with the Company during the three-year performance period and the subsequent two-year vesting period. In total, half of these awards include a four-year service period and half include a five-year service period.  Further, the Company accrues cash dividends that otherwise would be paid on these shares, but the accrued, unpaid dividends are not paid to the NEO unless the underlying restricted shares are earned and subsequently vest.  A summary of the 2014 LTI awards for the Company's NEOs is noted below:
2014 LTI awards for all NEO's	December 31, 2014 performance tranche	December 31, 2015 performance tranche	December 31, 2016 performance tranche
Threshold value of performance units awarded	$0	$0	$0
Threshold number of performance units awarded	0	0	0
EPS performance required to exceed Threshold award	<$1.6749	(1)	(1)

Targeted value of performance units awarded	$671,677	$671,677	$671,666
Targeted number of performance units awarded	19,468	19,468	19,469
EPS performance requirements for Target award	>$1.885	(1)	(1)

Maximum value of performance units awarded (2)	$1,175,667	$1,175,667	$1,176,666
Maximum number of performance units awarded (2)	34,076	34,076	34,077
EPS performance requirements for Maximum award (2)	>$2.005	(1)	(1)
Soundness ratio required to be met in order for vesting of awards
A.50% of awards will vest and transfer to Executive should Pinnacle Bank's NPA ratio be < 1.50% as of December 31, 2017
B.50% of awards will vest and transfer to Executive should Pinnacle Bank's NPA ratio be < 1.50% as of December 31, 2018

Actual number of performance units earned based on EPS for the performance tranche	34,076 - The Company achieved > $2.005 EPS in 2014 thus the maximum number of awards are subject to vesting in 2017 and 2018	To be determined based on EPS results in each respective period
1 EPS performance targets have been established by the HRCC and consider the firm's strategic plan, sell side analyst estimates for 2015 as well as projected minimum growth targets required to maintain a high-performing franchise.  The Company has elected to not disclose these amounts for competitive reasons.
2 Maximum amounts are aggregate totals and include Target amounts.
Retirement and other benefits - The Executive officers are eligible to participate in the Company's 401(k) plan along with all other associates of the Company.  The executive officers are subject to the same salary deferral and Company match provisions as the other associates.  The Company does not sponsor a deferred benefit plan or any other deferred compensation retirement plan for the Company's Executive officers.
Other typical forms of executive compensation and perquisites available to the HRCC to supplement executive compensation are listed below along with the applicability to the Company's executive officers:
	Turner	McCabe	Queener	Carpenter	White
Company-provided vehicle	NA	NA	NA	NA	NA
Automobile allowance	Yes	Yes	Yes	No	No
Parking allowances	No	No	No	No	No
Personal tax return fees	Yes	Yes	Yes	Yes	Yes
Health club membership	No	No	No	No	No
Country club membership	No	No	No	No	No
Corporate aircraft	NA	NA	NA	NA	NA
Pinnacle Financial Partners, Inc.
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Additional Compensation Considerations
Role of the HRCC — The duties and responsibilities of the HRCC include, among other things:
• overseeing the Company's overall executive compensation philosophy;
• measuring performance with respect to established goals and objectives;
• designing the components for all executive compensation;
• reviewing the Company's executive compensation plans and the risks these plans pose to the Company; and
• establishing compensation for the Company's executive officers.
Since March 1, 2014, the HRCC was composed of five independent directors – Messrs. Bone, Loughry, Pennington, Scott and Smith.  The HRCC met five times during 2014.
The HRCC makes all compensation decisions for the Company's Executive officers, including establishing the framework for how these executives are compensated, and approves recommendations regarding equity awards to all associates, not just the executive officers, of the Company.
Role of the Compensation Consultant— Beginning in 2010, the HRCC utilized the consulting services of McLagan, an AON Hewitt company, to facilitate the executive officer compensation process, including the determination of an appropriate peer group for benchmarking purposes including any adjustments that should be made to keep the peer group consistent with Pinnacle strategies and objectives.  McLagan routinely attends the HRCC meetings during the year and continues to provide consulting services to the HRCC.  McLagan is in attendance when the HRCC votes on executive officer compensation.  McLagan reported directly to the HRCC, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with McLagan.
In 2014, the HRCC reviewed its relationship with McLagan and considered McLagan's independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934. The HRCC received a report from McLagan addressing its independence, including the following factors: (1) other services provided to the Company by McLagan; (2) fees paid by the Company as a percentage of McLagan's total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the HRCC; (5) any Company stock owned by the senior advisors; and (6) any business or personal relationships between the executives and the senior advisors. The HRCC discussed these considerations and concluded that the work performed by McLagan and McLagan's senior advisors involved in the engagements did not raise any conflict of interest.
Role of Management—The Chief Executive Officer and the Chief Financial Officer also provide some input into compensation as it relates to all senior executives and internal forecasts, but are not involved in the deliberations regarding their compensation and are not present when the HRCC votes on their compensation.
Shareholder Say-on-Pay Votes—Pursuant to the compensation disclosure rules of the SEC, the Company is required to permit a separate non-binding shareholder vote to approve the compensation of its executives. This proposal permits shareholders to endorse or not endorse the Company's executive compensation program. Because the shareholders' vote is advisory, it is not binding on the Board or the HRCC. However, when setting 2015 compensation and in determining compensation policies, the HRCC took into account the results of the April 2014 shareholder advisory vote on executive compensation and will continue to consider the outcome of this vote each year.
The Company's shareholders approved the compensation of the NEOs as disclosed in the proxy statement for the 2014 annual meeting.  Approximately 72% of shares voted were cast in favor of the Company's executive compensation policies and practices compared to 90% which were cast in favor at the 2013 annual meeting.  The Company also discussed the 2014 Say-on-Pay vote with several shareholders who had voted against the Say-on-Pay proposal at the 2014 Annual Meeting.   As a result of those discussions, as well as information received from various shareholder advocacy groups, several changes have been incorporated into 2015 compensation processes.  The most significant change was to differentiate the performance metrics between the AIP and the LTI such that the AIP would continue to utilize EPS while the LTI would begin using ROATA as its primary performance measurement.  Also, the LTI plan for 2015 would incorporate one year service period and mandatory holding periods for any restricted shares eligible for vesting.  In addition, the firm is proposing at its 2015 Annual Meeting several governance changes including transitioning to a non-classified directorate as well as instituting a majority voted standard for uncontested director elections.
Pinnacle Financial Partners, Inc.
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Peer Group - As mentioned previously, the HRCC utilizes McLagan for executive compensation consulting services.  McLagan is an independent compensation consultant without any previous relationship with management or the Company.  McLagan, with input from management, constructed a peer group of banking companies with total assets between $3.5 billion and $10 billion, which also had, in McLagan's opinion, a commercial lending focus and where possible were located in or near the 75 largest metropolitan areas in the United States.  The peer group for 2014 was as follows:
1st Source Corp.	South Bend, IN	PacWest Bancorp	Los Angeles, CA
Columbia Banking System Inc.	Tacoma, WA	Sandy Spring Bancorp Inc.	Olney, MD
CVB Financial Corp.	Ontario, CA	South State Corporation	Columbia, SC
First Busey Corp.	Champaign, IL	Taylor Capital Group Inc.	Rosemont, IL
First Financial Bancorp.	Cincinnati, OH	Texas Capital Bancshares Inc.	Dallas, TX
First Midwest Bancorp Inc.	Itasca, IL	TowneBank	Portsmouth, VA
Flushing Financial Corp.	Lake Success, NY	Union Bkshs Corp.	Richmond, VA
Independent Bank Corp.	Rockland, MA	United Bankshares Inc.	Charleston, WV
MB Financial Inc.	Chicago, IL	Westamerica Bancorp.	San Rafael, CA
Old National Bancorp	Evansville, IN	Western Alliance Bancorp	Phoenix, AZ
Risk Assessment of Executive Compensation Program - In 2014, the HRCC reviewed the Company's 2014 Annual Cash Incentive Plan, the Company's 2014 Equity Incentive Plan and the various employment and change in control agreements to which the Company's executive officers are a party with the Company's Senior Risk Officer, for the following purposes:
(i)  to identify any features in any senior executive compensation plan or employee compensation plan that pose imprudent risks to the Company and limit those features to ensure the Company is not unnecessarily exposed to risks; and
(ii) to identify and limit any features that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any associate.
As a result of the review of the compensation programs, there were no issues identified that would pose excessive risk to the Company.
Employment Agreements with our Executive Officers -The employment agreements, as amended, that the Company has entered into with each of Messrs. Turner, McCabe, Queener and Carpenter are described in more detail later.  These agreements automatically renew each year on January 1 unless the HRCC or the executive gives notice of non-renewal prior to November 30 of the preceding year, in which case the agreement terminates thirty days later.
In considering whether to give notice of non-renewal, the HRCC considered the need to be able to retain its executive officers, the impact of such executives on the Company's performance over the period of its existence and the performance of the executives prior to the date of any notice. When considering the multiples of base salary and bonus that a terminated executive officer would be entitled to receive following his or her termination, either before or after a change of control, the HRCC also sought to provide benefits at a level that it believed would provide appropriate compensation for the executive officer in the event of consummation of a transaction that, although possibly detrimental to the individual's employment prospects with the resulting company, would be beneficial to the Company's shareholders.
The HRCC believes that the protections afforded in the employment and change in control agreements are reasonable and are an important element in retention of the executive officers who are a party to such agreements.
Federal Income Tax Deductibility Limitations - The HRCC has traditionally believed it appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes pursuant to Section 162(m) of the Code, and to seek to qualify the Company's performance-based cash and equity-based compensation for exclusions from Section 162(m) so such compensation is intended to qualify as a tax deductible expense.
Pinnacle Financial Partners, Inc.
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Human Resources and Compensation Committee Report
The HRCC has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the HRCC recommended this Compensation Discussion and Analysis be included in this proxy statement.
Ed C. Loughry, Chairman
Harold Gordon Bone, Member
Hal Pennington, Member
Gary L. Scott, Member
Reese L. Smith, III, Member
Pinnacle Financial Partners, Inc.
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2014 Summary Compensation Table
The table below sets forth a summary of the compensation earned by each of (i) the Company's Chief Executive Officer; (ii) the Company's Chief Financial Officer; and (iii) the three highest paid executive officers of the Company whose total compensation exceeded $100,000 for fiscal 2014 and who were employed as executive officers at December 31, 2014 (collectively, the "Named Executive Officers") in 2014. Each of the Named Executive Officers has entered into an employment agreement with the Company, the terms of which are described below.

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
M. Terry Turner	2014	$784,700	$-	$757,000	$-	$820,355	$-	$38,230	$2,400,285
President and Chief	2013	$733,320	$-	$535,000	$-	$779,000	$-	$35,230	$2,082,550
Executive Officer	2012	$1,080,672	$-	$766,020	$-	$311,662	$-	$31,228	$2,189,582

Robert A. McCabe, Jr.	2014	$744,400	$-	$718,000	$-	$778,253	$-	$40,491	$2,281,144
Chairman of	2013	$695,685	$-	$505,000	$-	$739,000	$-	$36,540	$1,976,225
the Board	2012	$1,026,552	$-	$722,193	$-	$295,666	$-	$33,893	$2,078,304

Hugh M. Queener	2014	$376,700	$-	$180,000	$-	$301,123	$-	$35,095	$892,918
Chief Administrative	2013	$352,000	$-	$155,000	$-	$286,000	$-	$33,110	$826,110
Officer	2012	$435,256	$-	$255,762	$-	$114,531	$-	$28,327	$806,238

Harold R. Carpenter	2014	$376,700	$-	$180,000	$-	$301,123	$-	$18,559	$876,382
Chief Financial	2013	$352,000	$-	$155,000	$-	$286,000	$-	$17,205	$810,205
Officer	2012	$435,256	$-	$255,762	$-	$105,721	$-	$14,091	$810,830

J. Harvey White	2014	$283,800	$-	$180,000	$-	$209,438	$-	$16,592	$689,830
Chief Credit Officer	2013	$265,000	$-	$155,000	$-	$199,000	$-	$16,960	$635,960
	2012	$350,756	$-	$216,182	$-	$79,567	$	$12,310	658,815

(1)
Salary Stock – During the first half of 2012, a portion of each Named Executive Officer's salary was paid in salary stock units, or SSUs.  SSUs were granted bi-weekly at the same time the cash salary was paid.  In 2012, Messrs. Turner and McCabe, received salary stock compensation in the amount of $369,000 and $352,000, respectively, while Messrs. Queener, Carpenter and White each received $93,000 of salary stock compensation. The Company terminated the issuance of SSUs effective July 1, 2012.

(2)
Stock Awards – Amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards in 2014, 2013 and 2012.  All awards of restricted stock units in each of 2014, 2013 and 2012 were performance-based.  To calculate the grant date fair value, the Company multiplied the closing price of the Company's Common Stock on the date of grant by the number of restricted stock units that were expected to vest based on the probable outcome of the performance results (i.e., target level of performance). The grant date fair value of awards of performance-based restricted stock units granted in 2014, 2013, and 2012, assuming maximum level of performance were $1,325,000, $935,000 and $917,400, respectively for Mr. Turner; $1,257,000, $884,000 and $864,900, respectively for Mr. McCabe; $315,000, $271,000, and $273,200, respectively for Mr. Queener; $315,000, $271,000 and $306,300, respectively for Mr. Carpenter; and $315,000, $271,000 and $258,900, respectively for Mr. White.  All performance-based restricted stock units granted were subject to forfeiture if the applicable minimum performance threshold was not achieved.  The reported amounts included in the column above with respect to performance based restricted stock units  do not necessarily reflect the actual amounts that were paid to or that may be realized by the Named Executive Officer.  For a more complete description of the restricted stock unit awards granted in 2014, please see Compensation Discussion and Analysis.

(3)
Non-Equity Incentive Plan Compensation – Reflects compensation attributable to the Company's Annual Cash Incentive Plan.  The table below sets forth for each Named Executive Officer the actual and target payouts expressed as a percentage of base salary.  Payout of incentive compensation occurs upon achievement of certain soundness and performance thresholds as determined by the Human Resources and Compensation Committee.

Pinnacle Financial Partners, Inc.
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	Turner	McCabe	Queener	Carpenter	White
Expressed as a percentage of base salary
2014 % Target Payout	85%	85%	65%	65%	60%
2014 % Actual Payout	105%	105%	80%	80%	74%

(4)	Other Compensation – The Company provides the Named Executive Officers with other forms of compensation. The following is a listing of various types of other compensation that the Company has not used in the past three years, in the case of stock options, or ever otherwise, but may consider in the future to award its executives. We believe that including a listing of forms of compensation that we currently do not use is beneficial to investors as they compare our compensation elements to those of other organizations.

	Turner	McCabe	Queener	Carpenter	White
Stock appreciation rights granted	None	None	None	None	None
Stock options granted	None	None	None	None	None
Supplemental retirement plans	NA	NA	NA	NA	NA
Pension plan	NA	NA	NA	NA	NA
Deferred compensation	NA	NA	NA	NA	NA
Board fees	No	No	NA	NA	NA

Group benefit package – All Company associates, including the Named Executive Officers, participate in the Company's group benefit package which includes customary medical and dental benefits, group life, group disability, healthcare and dependent care reimbursement plans, 401k plan, etc.  The Named Executive Officers receive no incremental employee benefits that are not offered to other Company associates, other than an enhanced long-term disability policy that provides incremental coverage over the group policy maximums.  The following is a summary of the expense the Company incurred during 2014, 2013, and 2012 to provide a 401k plan match to our Named Executive Officers and the cost of the enhanced long term disability policy.

	Turner	McCabe	Queener	Carpenter	White
2014
401k match	$10,400	$10,400	$10,400	$10,400	$10,200
Long-term disability policy	$12,250	$13,930	$10,370	$7,040	$4,800
Long-term care insurance	$1,265	$1,560	$1,740	$1,130	$2,245

2013
401k match	$10,200	$10,200	$10,200	$10,200	$10,200
Long-term disability policy	$8,880	$9,340	$7,660	$5,380	$4,510
Long-term care insurance	$1,050	$1,300	$1,450	$950	$2,250

2012
401k match	$10,000	$10,000	$10,000	$10,000	$10,000
Long-term disability policy	$7,103	$8,193	$4,527	$4,091	$2,310

Paid time off – Each Named Executive Officer receives an allotment of 30 days for paid time off each year (excluding holidays).  The Company does not provide sick leave for any associate, including the Named Executive Officers.   Additionally, associates, including the Named Executive Officers, are not permitted to carryover unused paid time off into a subsequent fiscal year.

Other Executive perquisites – The Company provided the following perquisites to the Named Executive Officers in 2014:

	Turner	McCabe	Queener	Carpenter	White
Company provided vehicles	NA	NA	NA	NA	NA
Automobile allowance	$13,200 / year	$13,200 / year	$13,200 / year	No	No
Parking allowances	No	No	No	No	No
Personal tax return fees	$1,900	$2,500	$600	$675	No
Health club membership	No	No	No	No	No
Country club membership	No	No	No	No	No
Corporate aircraft	NA	NA	NA	NA	NA
Pinnacle Financial Partners, Inc.
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Grants of Plan-Based Awards in 2014
The following table provides information about plan-based awards granted to the Named Executive Officers during 2014.

GRANTS OF PLAN-BASED AWARDS IN 2014

		Estimated Possible Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan			Equity Incentive Plan
		Awards (1)			Awards (2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name and Principal Position	Grant date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (3)

M. Terry Turner
President and Chief	1/22/2014	—	—	—	—	21,942	38,405	—	—	—	$757,000
Executive Officer	NA	—	$667,000	$834,000	—	—	—	—	—	—	—

Robert A. McCabe, Jr.
Chairman of the	1/11/2013	—	—	—	—	20,811	36,434	—	—	—	$718,000
Board	NA	—	$633,000	$791,000	—	—	—	—	—	—	—

Hugh M. Queener
Chief Administrative	1/11/2013	—	—	—	—	5,217	9,130	—	—	—	$180,000
Officer	NA	—	$245,000	$306,000	—	—	—	—	—	—	—

Harold R. Carpenter	1/11/2013	—	—	—	—	5,217	9,130	—	—	—	$180,000
Chief Financial Officer	NA	—	$245,000	$306,000	—	—	—	—	—	—	—

J. Harvey White	1/11/2013	—	—	—	—	5,217	9,130	—	—	—	$180,000
Chief Credit Officer	NA	—	$170,000	$213,000	—	—	—	—	—	—	—

(1)
This column shows separately the possible payouts to the Named Executive Officers under the 2014 Annual Cash Incentive Plan assuming target and maximum levels of performance.  Actual amounts paid in January 2015 to the Named Executive Officers under the 2014 Annual Incentive Plan are reflected in the Summary Compensation Table above under the column "Non-Equity Incentive Plan Compensation."

(2)
Reflects performance-based restricted stock units.  Restricted stock units that are earned are settled in a like number of restricted shares.  The number of restricted stock units that could be earned is determined based on the Company's fully diluted earnings per share in 2013 (exclusive of certain charges such as gains or losses on sales of investment securities or other unusual items).  All restricted shares issued to the Named Executive Officers, if any, upon settlement of the restricted stock units are subject to further vesting restrictions including forfeiture restrictions that lapse in equal 50% increments on February 28, 2018 and February 28, 2019 (each a "Vesting Date"); provided, that such Named Executive Officer is employed by the Company on the Vesting Date (unless the Named Executive Officer's failure to be employed is the result of death or disability in which case the forfeiture restrictions will lapse upon the employee's termination resulting therefrom) and the ratio of Pinnacle Bank's nonperforming assets to the sum of Pinnacle Bank's loans and other real estate ("NPA Ratio") in each case as of December 31 of the fiscal year ending immediately prior to each Vesting Date is less than a predetermined NPA Ratio established by the Committee.

(3)
Amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards granted in 2014.  To calculate the grant date fair value of restricted stock unit awards, the Company multiplied the closing price of the Company's Common Stock on the date of grant by the number of restricted stock units that could be settled in restricted shares at target level performance.

Pinnacle Financial Partners, Inc.
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Outstanding Equity Awards at 2014 Fiscal Year End

The following table summarizes information with respect to equity award holdings by the Named Executive Officers as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR END

	Option Awards (1)					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

M. Terry Turner	31,171	—	—	$21.51	1/19/2018	2,046	$80,899	148,878	$5,886,636
	23,412	—	—	$31.25	1/19/2017	—	—	—	—
	23,866	—	—	$27.11	3/17/2016	—	—	—	—

Robert A. McCabe, Jr.	29,612	—	—	$21.51	1/19/2018	693	$27,401	125,389	$4,957,881
	22,242	—	—	$31.25	1/19/2017	—	—	—	—
	22,673	—	—	$27.11	3/17/2016	—	—	—	—

Hugh M. Queener	21,253	—	—	$21.51	1/19/2018	1,395	$55,158	47,232	$1,867,553
	11,706	—	—	$31.25	1/19/2017	—	—	—	—
	11,933	—	—	$27.11	3/17/2016	—	—	—	—

Harold R. Carpenter	17,711	—	—	$21.51	1/19/2018	1,162	$45,945	48,033	$1,899,225
	8,780	—	—	$31.25	1/19/2017	—	—	—	—
	9,189	—	—	$27.11	3/17/2016	—	—	—	—

J. Harvey White	—	—	—	—	—	—	—	33,373	$1,319,568

(1)
All option awards vested in 20% increments annually during the first five years of the 10-year option term.  The Company has not issued stock options to an executive officer or any other associate since 2008.

(2)
The following information details the status as of December 31, 2014 of the unvested time-based restricted stock awards for the Named Executive Officers for the last five years.  The HRCC ceased using time-based restricted stock awards for executive compensation purposes after the January 2008 award, and subsequent awards (with the exception of salary stock units) have been 100% performance-based.

Grant Date	Turner	McCabe	Queener	Carpenter	White	Vesting criteria
Unvested Stock Awards – Time Vesting Criteria (number of awards)
1/19/08 award -Shares vested and restrictions lapsed -Shares forfeited Unvested shares	5,114 3,068 — 2,046	4,858 4,165 — 693	3,487 2,092 — 1,395	2,906 1,744 — 1,162	— — — —	Vests pro rata over ten years with the exception of Mr. McCabe which vests pro rata over seven years.

(3)
Market value is determined by multiplying the closing market price of the Company's common stock ($39.54) on December 31, 2014 by the number of shares.  With respect to unvested performance-based equity awards, represents the market value as of December 31, 2014 of the number of shares issuable upon achievement of the threshold performance goal.

Pinnacle Financial Partners, Inc.
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(4)
The following information details the status of the unvested performance-vesting restricted stock awards and unvested performance-vesting restricted stock unit awards as of December 31, 2014 for the Named Executive Officers for the last five years:

Grant Date	Turner	McCabe	Queener	Carpenter	White	Vesting criteria
Unvested Stock Awards – Performance Vesting Criteria (number of awards)
1/20/09 award -Shares vested and restrictions lapsed -Shares forfeited Unvested shares	18,090 3,618 5,427 9,045	17,266 8,635 5,756 6,530	9,646 2,894 1,929 4,823	7,905 2,372 1,581 3,952	— — — —
Vested 10% per year (or in the case of Mr. McCabe 16.66% per year) so long as the Company was profitable for the fiscal year ending immediately preceding the vesting date.  Because the Company was not profitable for 2009 or 2010, the shares that would have vested based on the Company's performance for those years were forfeited.

8/16/11 award -Shares vested and restrictions lapsed -Shares forfeited Unvested shares	27,515 10,320 — 17,195	26,122 19,592 — 6,530	12,517 4,173 — 8,344	12,517 3,753 — 8,764	10,120 10,120 — —
Vests 20% on August 16, 2013 (the second anniversary date of the grant) and 10% per year thereafter (or in the case of Mr. McCabe 40% on August 16, 2013 and 20% over the next three years or in the case of Mr. White 67% on August 16, 2013 and 33% on August 16, 2014), so long as the Company was profitable for the fiscal year ending preceding the vesting date.

1/19/12 and 6/21/12 awards -Shares vested and restrictions lapsed -Shares forfeited Unvested shares	44,984 8,997 — 35,987	42,421 8,485 — 33,936	13,690 2,738 — 10,952	15,255 3,051 — 12,204	12,824 2,564 — 10,260
The amounts represent an 83.5% conversion rate of two previously issued restricted share unit awards granted on January 19, 2012 and June 21, 2012.  The restricted share unit awards vested and converted into restricted shares upon attainment of performance criteria for the period ended December 31, 2012.  The conversion rate was based on the Company's fully diluted earnings per share of $1.15 for fiscal year 2012 which fell within a predetermined range of $1.13 to $1.26 per fully diluted share.  The Committee had established these conversion rate ranges in January of 2012.  As such, the restrictions associated with 20% of these shares began lapsing on February 28, 2014 and will lapse on a pro rata basis for the next four years thereafter provided the Company achieves certain soundness thresholds in each fiscal year prior to the annual vesting date.

1/11/13 awards -Shares vested and restrictions lapsed -Shares forfeited Unvested stock unit awards	48,246 — — 48,246	45,614 — — 45,614	13,983 — — 13,983	13,983 — — 13,983	13,983 — — 13,983
The amounts represent a 100% conversion rate of restricted share unit awards granted on January 11, 2013.  The restricted share unit awards vested and converted into restricted shares upon attainment of performance criteria for the period ended December 31, 2013.  As such, the restrictions associated with 20% of these shares began lapsing on February 28, 2015 and will lapse pro rata for the next four years thereafter provided the Company achieves certain soundness thresholds in each fiscal year prior to the annual vesting date.

1/22/14 awards \-Shares vested and restrictions lapsed -Shares forfeited Unvested stock unit awards	38,405 — — 38,405	36,434 — — 36,434	9,130 — — 9,130	9,130 — — 9,130	9,130 — — 9,130
The amounts represent a 100% conversion rate of restricted share unit awards granted on January 22, 2014.  One-third of these restricted share units will be settled with the issuance of  restricted shares upon the filing of Pinnacle Financial's 2014 Annual Report on Form 10-K. The remaining restricted share units are eligible for conversion to restricted share awards based on the achievement of certain predetermined levels of earnings per share for each of the fiscal years ended December 31, 2015 and 2016, respectively. Upon conversion to restricted shares, the restrictions on these shares will lapse in 2018 and 2019 in 50% increments based on the attainment of certain soundness targets in fiscal 2017 and 2018, respectively.

Total Unvested Stock and Stock Unit Awards	148,878	125,389	47,232	48,033	33,373

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (2)	Number of Shares Acquired On Vesting (#)(1)	Value Realized on Vesting ($)(2)
M. Terry Turner	37,251	$634,698	20,871	$729,137

Robert A. McCabe, Jr.	19,715	$236,974	24,392	$847,819

Hugh M. Queener	29,156	$491,878	8,224	$285,359

Harold R. Carpenter	10,900	$178,164	8,167	$284,418

J. Harvey White	—	$—	5,513	$195,395

(1)
Includes restricted share awards issued prior to 2014 but which vested during 2014.  Excludes restricted share units issued in 2013 which were settled for restricted shares in 2014 that continue to be subject to forfeiture.

(2)
"Value Realized on Exercise" represents the difference between the market price of the underlying securities at exercise and the exercise or base price of the options. "Value Realized on Vesting" is determined by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date.

Pinnacle Financial Partners, Inc.
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Employment and Change of Control Agreements
The employment agreements that the Company has entered into with each of Messrs. Turner, McCabe, Queener and Carpenter are described in more detail below.  These agreements automatically renew each year on January 1 unless the HRCC or the executive gives notice of non-renewal prior to November 30 of the preceding year, in which case the agreement terminates thirty days later.

The Company entered into a three-year employment contract with M. Terry Turner, President and Chief Executive Officer, on March 1, 2000; Robert A. McCabe, Jr., Chairman of the Board on August 1, 2000; Hugh M. Queener, Chief Administrative Officer, on August 1, 2000; and  Harold R. Carpenter, Chief Financial Officer, on March 14, 2006.  All four outstanding employment agreements were amended on January 1, 2008 to eliminate the automatic three year renewable clause in the agreement as well as incorporate the impact of IRS Code Section 409A into the agreement and were further amended to provide each Named Executive Officer with weeks of paid vacation and to make certain other immaterial changes. There were no other significant changes to the terms and conditions of the original agreement as a result of these amendments.  The amended agreement automatically renews annually on January 1, unless any of the parties to the agreement gives notice of intent not to renew the agreement prior to November 30 of the preceding year in which case the agreement terminates thirty days later.

The employment agreements described above for Messrs. Turner, McCabe, Queener and Carpenter require the Company to make certain severance payments to the executives in the event that the Company terminates the employment of the executive without "cause" or the executive terminates his employment for "cause".  The employment agreements also require the Company to make certain payments to the executives in the event that the executive becomes disabled.  Under the terms of the employment agreements, if the Company terminates the executive without cause, it must pay the executive severance equal to three year's base salary.  If the executive terminates his employment with the Company for cause, the Company must pay the executive a maximum of up to twelve months of base salary.

The employment agreements also contain provisions that if the Company terminates the executive without "cause" or the executive terminates his employment with the Company for "cause" within a year following a "change of control", the executive shall be entitled to a lump sum severance payment equal to three times the executive's then current salary and target bonus, plus certain retirement benefits plus tax payments.  Generally, this "change of control" provision is typically referred to as a "double trigger" such that (a) a change of control has to occur as defined in the employment agreements and (b) the executive has to terminate his employment for "cause", again as defined in the employment agreement, as follows:

(a)
A "change of control" generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve-month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company's shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

(b)
Termination by the executive for "cause" generally means that immediately following the change of control, the executive no longer reports to the same supervisor he reported to prior to the change of control, a change in supervisory authority has occurred such that the associates that reported to the executive prior to the change of control no longer report to the executive, a material modification in the executive's job title or scope of responsibility has occurred, a change in office location of more than 25 miles from the executive's current office location or a material change in salary, bonus opportunity or other benefit has occurred.

Also and in the event of a change of control, the executive will receive three years of Company-provided health plan benefits subsequent to his termination.  In addition, the executive will be indemnified by the Company for any excise tax due under Section 4999 of the Code of an amount sufficient to place the executive in the same after-tax position as the executive would have been had no excise tax been imposed upon or incurred or paid by the executive.  The executive is also entitled to receive assistance from a qualified accounting firm of his choice not to exceed $2,500 per year for three years.

In September 2012, the Company entered into a change of control agreement with Mr. White providing Mr. White with certain benefits in the event that his employment is terminated within twelve months following a change of control (as defined in the agreement).
Pinnacle Financial Partners, Inc.
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This agreement automatically renews each year on January 1 unless the Committee or Mr. White gives the other notice of intent to terminate the agreement prior to November 30 of the preceding year, in which case the agreement terminates thirty days later. Notwithstanding the foregoing the change of control agreement may be terminated earlier in the event that prior to the earlier of a change of control or the Company entering into an agreement providing for a change of control, Mr. White shall cease to serve as the Chief Credit Officer/Chairman Knoxville, or the HRCC or the Company's Chief Executive Officer shall determine, in their sole discretion, that it is no longer appropriate to provide Mr. White with post-change of control benefits. This agreement was amended on November 20, 2012 to provide that the Company, or any successor to the Company upon a change of control, shall continue to make available to Mr. White following a change of control a life insurance benefit equal to two times his annual base salary not to exceed $500,000 at Mr. White's sole cost and expense for three years following the change of control; provided, that, if the Company's group life policy in effect as of the date of the amendment has then expired or terminated, the Company's, and any successor's obligation to make the benefit available shall be only an obligation to use commercially reasonable efforts to make the benefit available.
Pursuant to the terms of the Mr. White's change of control agreement, as amended, if, within twelve (12) months following a "change of control" (as defined below), the Company or the Bank terminates Mr. White's employment without "cause" (as defined below) or Mr. White terminates his employment for "cause" (as defined below), the Company will be obligated to pay Mr. White a payment equal to two (2) times his then current base salary and target bonus amount on the last day of the month following the date of his termination. Furthermore, Mr. White and his immediate family will be entitled to continue to receive the health insurance plan benefits then in effect for employees of the Company and/or the Bank for a period of three years, including the Company-funded portion of the plan. In addition, Mr. White will also receive tax assistance, advice and filing preparation services from a qualified accounting firm of his choice for a period of three years at a cost to the Company and/or the Bank not to exceed $2,500.

For purposes of Mr. White's change of control agreement a "change of control" has the same definition as that term is defined in the employment agreements for Messrs. Turner, McCabe, Queener and Carpenter.  For purposes of Mr. White's change of control agreement , "cause" for purposes of determining whether Mr. White has the ability to voluntarily terminate his employment and receive payment of the change of control benefits under the agreement, generally means that immediately following the change of control, a material modification in Mr. White's job title or scope of responsibility has occurred without his consent; Mr. White, without his consent, no longer reports directly to the individual serving as the chief executive officer of the publicly-held parent company of the Bank; an adverse change in Mr. White's overall supervisory authority occurs without his consent; a change in Mr. White's office location of more than 25 miles from his office location immediately following the change of control is effected without his consent; a material change in Mr. White's salary, bonus opportunity or other benefits has occurred; or the change of control is not renewed prior to the expiration of the then current term.

For purposes of Mr. White's change of control agreement, "cause", for purposes of determining whether the Company or the Bank has terminated Mr. White's employment in a manner that does not require the payment to Mr. White of the change of control benefits under the agreement means a material breach by Mr. White of the terms of the agreement that remains uncured after the expiration of thirty (30) days following delivery of written notice to Mr. White by the Company or the Bank; conduct by Mr. White that amounts to fraud, dishonesty or willful misconduct in the performance of his duties and responsibilities; failure by Mr. White to perform his duties and responsibilities as an employee which remains uncured after the expiration of thirty (30) days following delivery of written notice to Mr. White by the Company or the Bank; Mr. White's arrest for, his charge in relation to or conviction of a crime involving breach of trust or moral turpitude; conduct by Mr. White that amounts to gross and willful insubordination or inattention to his duties and responsibilities as an employee of the Company or the Bank; or conduct by Mr. White that results in his removal as an officer or executive of the Company or the Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over the Company or the Bank.

Equity Awards

Furthermore, in the event of a change of control, any unvested restricted share awards (including restricted shares issued in settlement of performance units), pursuant to the restricted share agreements with the executives noted above, would immediately vest.  For the performance-based units issued in 2014, the amount that would vest upon a change in control would be determined by the HRCC and would equal the greater of the target level payout and the amount that would have been expected to vest based on the Company's performance through the date the HRCC makes is determination.  For the performance units issued prior to 2014, upon occurrence of a change in control as of December 31, 2014, all of the restrictions applicable to the restricted shares issued in settlement of these performance units would vest.

Pinnacle Financial Partners, Inc.
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Amounts Payable to Named Executive Officers Following Certain Termination Scenarios

The following is a tabular presentation of the amounts that would be owed the Named Executive Officers pursuant to the various events detailed above assuming the event occurred on December 31, 2014:

	Employee disability (3)	Employee death (3)	Pinnacle terminates employment without cause	Employee terminates employment for cause	Pinnacle terminates Employee for cause or Employee terminates employment without cause or Employee retires	Pinnacle terminates Employee without cause or Employee terminates for cause, in each case within twelve months of a change of control
M.Terry Turner
Base salary	$784,700	$-	$784,700	$784,700	$-	$784,700
Targeted cash incentive payment	-	-	-	-	-	666,995
Total	784,700	-	784,700	784,700	-	1,451,695
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3
Aggregate cash payment	392,350	-	2,354,100	784,700	-	4,355,085

Health insurance - $800 per month	-	-	9,600	2,400	-	28,800
Tax assistance	-	-	-	-	-	7,500
Intrinsic value of unvested stock options that immediately vest (1)	-	-	-	-	-	-
Value of unearned restricted shares and restricted stock units that immediately vest	5,967,535	5,967,535	-	-	-	5,967,535
Payment for excise tax and gross up (2)	-	-	-	-	-	4,111,871
	$6,359,885	$5,967,535	$2,363,700	$787,100	$-	$14,470,791
Robert A. McCabe, Jr.
Base salary	$744,400	$-	$744,400	$744,400	$-	$744,400
Targeted cash incentive payment	-	-	-	-	-	632,740
Total	744,400	-	744,400	744,400	-	1,377,140
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3
Aggregate cash payment	372,200	-	2,233,200	744,400	-	4,131,420

Health insurance - $800 per month	-	-	9,600	2,400	-	28,800
Tax assistance	-	-	-	-	-	7,500
Intrinsic value of unvested stock options that immediately vest (1)	-	-	-	-	-	-
Value of unearned restricted shares and restricted stock units that immediately vest	4,985,282	4,985,282	-	-	-	4,985,282
Payment for excise tax and gross up (2)	-	-	-	-	-	3,577,972
	$5,357,482	$4,985,282	$2,242,800	$746,800	$-	$12,730,974
Hugh M. Queener
Base salary	$376,700	$-	$376,700	$376,700	$-	$376,700
Targeted cash incentive payment	-	-	-	-	-	244,855
Total	376,700	-	376,700	376,700	-	621,555
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3
Aggregate cash payment	188,350	-	1,130,100	376,700	-	1,864,665

Health insurance - $800 per month	-	-	9,600	2,400	-	28,800
Tax assistance	-	-	-	-	-	7,500
Intrinsic value of unvested stock options that immediately vest (1)	-	-	-	-	-	-
Value of unearned restricted shares and restricted stock units that immediately vest	1,922,712	1,922,712	-	-	-	1,922,712
Payment for excise tax and gross up (2)	-	-	-	-	-	1,477,073
	$2,111,062	$1,922,712	$1,139,700	$379,100	$-	$5,300,750

Pinnacle Financial Partners, Inc.
Page - 49

	Employee disability (3)	Employee death (3)	Pinnacle terminates employment without cause	Employee terminates employment for cause	Pinnacle terminates Employee for cause or Employee terminates employment without cause or Employee retires	Pinnacle terminates Employee without cause or Employee terminates for cause, in each case within twelve months of a change of control
Harold R. Carpenter
Base salary	$376,700	$-	$376,700	$376,700	$-	$376,700
Targeted cash incentive payment	-	-	-	-	-	244,855
Total	376,700	-	376,700	376,700	-	621,555
Multiplier (in terms of years)	x .5	x 0	x 3	x 1	x 0	x 3
Aggregate cash payment	188,350	-	1,130,100	376,700	-	1,864,665

Health insurance - $800 per month	-	-	9,600	2,400	-	28,800
Tax assistance	-	-	-	-	-	7,500
Intrinsic value of unvested stock options that immediately vest (1)	-	-	-	-	-	-
Value of unearned restricted shares and restricted stock units that immediately vest	1,945,170	1,945,170	-	-	-	1,945,170
Payment for excise tax and gross up (2)	-	-	-	-	-	1,496,048
	$2,133,520	$1,945,170	$1,139,700	$379,100	$-	$5,342,183
J. Harvey White
Base salary	$-	$-	$-	$-	$-	$283,800
Targeted cash incentive payment(4)	-	-	-	-	-	113,520
Total	-	-	-	-	-	397,320
Multiplier (in terms of years)	x 0	x 0	x 0	x 0	x 0	x 2
Aggregate cash payment	-	-	-	-	-	794,640

Health insurance - $800 per month	-	-	-	-	-	28,800
Tax assistance	-	-	-	-	-	2,500
Intrinsic value of unvested stock options that immediately vest (1)	-	-	-	-	-	-
Value of unearned restricted shares and restricted stock units that immediately vest	-	1,319,568	-	-	-	1,319,568
Payment for excise tax and gross up (2)	-	-	-	-	-	-
	$-	$1,319,568	$-	$-	$-	$2,145,508
(1)	Vesting of stock option awards pursuant to a change of control may only occur upon the consent of the Human Resources and Compensation Committee.
(2)
In determining the anticipated payment due the executive for excise tax and gross up pursuant to a termination by the Company of the employee without cause or a termination by the employee for cause in each case, within twelve months following a change of control, the Company has included in the calculation the anticipated value of the immediate vesting of previously unvested restricted share awards and restricted stock unit awards and stock option grants in addition to the cash payments and healthcare benefits noted above.  As a result, the Company has computed the 20% excise tax obligation owed by Messrs. Turner, McCabe, Queener, and Carpenter in the event of a change of control to be approximately $3,282,000, $2,930,000, $1,260,000, and $1,277,000, respectively.  As a result, the Company has assumed a combined personal income tax rate of 55% for each executive and has included the additional gross up amount which includes the anticipated excise tax obligation in the table above.  The Company has not anticipated such excise tax or gross up payments for other terminating events as payments for such matters are generally not subject to section 280G of the Code.

(3)
The above amounts do not include benefits owed the Named Executive Officers or their estates pursuant to the Company's broad based group disability insurance policies or group life insurance policy.  These benefits would be paid pursuant to these group polices which are provided to all employees of the Company.  Additionally, and also not included in the above amounts, the Named Executive Officers and certain other Leadership Team members also participate in a supplemental group disability policy which provides incremental coverage (i.e., "gap coverage") for these individuals over the broad-based group disability coverage maximums.

Pinnacle Financial Partners, Inc.
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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 25, 2015, the number of shares of Common Stock beneficially owned by (a) any person known to the Company who owns in excess of 5% of the outstanding shares of Common Stock, (b) each current director of the Company, (c) each Named Executive Officer listed in the Summary Compensation Table, and (d) all directors and executive officers, as a group. The information shown below is based upon information furnished to the Company by the named persons and the percentages are calculated based on shares outstanding as of February 25, 2015.

	Number of Shares Beneficially Owned
Name	Common Shares Beneficially Owned	Aggregate Stock Option Grants and Warrants Exercisable within l60 days of February 25, 2015	Total	Percent of All Shares Owned
Board of Directors (1):
Sue G. Atkinson	43,416	-	43,416	0.12%
H. Gordon Bone	78,384	1,862	80,246	0.22%
Gregory L. Burns	30,721	-	30,721	0.09%
Colleen Conway-Welch	37,240	-	37,240	0.10%
James C. Cope (2)	87,399	-	87,399	0.24%
Glenda Baskin Glover	3,146	-	3,146	0.01%
William H. Huddleston, IV	58,345	-	58,345	0.16%
Ed C. Loughry, Jr.	133,545	10,000	143,545	0.40%
Robert A. McCabe, Jr. (2)	622,682	74,527	697,209	1.95%
Hal N. Pennington	15,240	-	15,240	0.04%
Gary L. Scott	50,999	-	50,999	0.14%
Reese L. Smith, III	65,471	-	65,471	0.18%
M. Terry Turner (2)	579,125	78,449	657,574	1.84%

Named Executive Officers (1):
Hugh M. Queener (2)	294,304	44,892	339,796	0.95%
Harold R. Carpenter (2)	136,726	35,680	172,406	0.48%
J. Harvey White	53,435	-	53,435	0.15%

All Directors and executive officers as a Group (16 persons)	2,290,778	245,410	2,536,188	7.08%

Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:

BlackRock, Inc. (3)	2,812,216	-	2,812,216	7.85%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc. (4)	2,223,250	-	2,223,250	6.21%
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP (5)	2,151,167	-	2,151,167	6.01%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746

All Persons known to Company who own more than 5% of outstanding shares of Company Common Stock:	7,186,633	-	7,186,633	20.07%

(1)
Each person is the record owner of and has sole voting and investment power with respect to his or her shares.  Additionally, the address for each person listed is 150 Third Avenue South, Suite 900, Nashville, Tennessee 37201.

(2)
As of February 25, 2015, the following individuals have pledged the following amounts of their common shares beneficially owned to secure lines of credit or other indebtedness: Mr. Turner – 150,000 shares; Mr. McCabe –149,140; Mr. Queener – 53,250 shares; Mr. Cope – 71,421 shares; Mr. Huddleston – 46,784 shares; Mr. Bone–  41,191 shares; and Mr. Carpenter – 11,208 shares.

(3)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on January 23, 2015.
(4)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on February 11, 2015.
(5)	The beneficial ownership information is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on February 5, 2015.
Pinnacle Financial Partners, Inc.
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Stock Ownership Guidelines

All of the Company's directors are encouraged to maintain a meaningful personal ownership of Common Stock in excess of minimum guidelines established by the Company's Corporate Governance Guidelines.  Generally, the guidelines require that directors own shares with a value of approximately 300% of the average annual compensation paid to a Board member by the Company, provided that until such level is reached, the minimum level may be satisfied by the retention of ownership of all restricted shares granted that have vested, if any.  For purposes of these beneficial ownership requirements, the average closing price for the last 15 day trading days of the preceding calendar year are used to determine market value.  As of December 31, 2014 such market value per share was $31.92.  The minimum guidelines must be satisfied exclusive of shares pledged or held in margin accounts with outstanding margin debt.  All of the Company's directors are in compliance with the minimum ownership guidelines (including compliance exclusive of shares pledged).

The Board of Directors also expects the Chief Executive Officer and all other Named Executive Officers to maintain a meaningful personal ownership in the Company in the form of Common Stock.  The minimum Common Stock beneficial ownership levels for the Chief Executive Officer and the Chairman of the Board are a minimum of 400% of their annual cash salary in Company Common Stock.  For purposes of this measurement, the average closing price of the Company's Common Stock for the last 15 trading days of the previous calendar year is used to determine the market value of each executive's holdings.  Additionally, the Executive Committee established stock beneficial ownership levels of 300% of the annual cash salary for the Chief Administrative Officer; 200% of the annual cash salary for the Chief Financial Officer; and 150% of the annual cash salary for the Chief Credit Officer.  All Named Executive Officers currently exceed the applicable minimum level of beneficial ownership (including compliance exclusive of shares pledged).  Should an executive officer's ownership fall below the minimum beneficial ownership levels noted above, in order to transact an open market sale of their Company Common Stock, the officer would be required to seek the prior approval of the Board.

Anti-Hedging Policy and Pledges of Shares of Common Stock

    The Company has an anti-hedging policy that prohibits directors, officers or employees from engaging in short sales or hedging including purchases or sales of puts or calls, collars or other hedging on the Company's Common Stock, and such transactions violate its Insider Trading Policy and Code of Conduct. Directors and executive officers must certify compliance with the Insider Trading Policy and Code of Conduct annually.

    The Company's Corporate Governance Guidelines were recently amended to state that pledging of shares of Company common stock was disfavored and executive officers should seek to minimize the amount of stock pledged over time. As noted above, share pledged are not counted toward compliance with stock ownership guidelines by NEOs and directors.  The Nominating and Corporate Governance Committee shall take into account compliance with the ownership guidelines in considering whether to re-nominate a director.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company Common Stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file.  To our knowledge, based solely on a review of the copies of these reports furnished to the Company during the year ended December 31, 2014, or on written representations from certain reporting persons that no Forms 5 were required for those persons, all of the persons who were directors or executive officers of the Company during 2014, complied with all applicable Section 16(a) filing requirements during 2014 except that Mr. White had one late filing filed on December 30, 2014 to report the withholding of shares for taxes for the vesting of certain restricted share awards.
Pinnacle Financial Partners, Inc.
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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has loan and deposit transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, and corporations, partnerships or other organizations in which the directors and officers have a controlling interest. All these transactions were entered into on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectability or present other unfavorable features to the Company or the Bank. None of such loans were disclosed as nonaccrual, past due, restructured or potential problems in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

Pursuant to the Audit Committee Charter, the Audit Committee of the Board is responsible for reviewing and approving any transaction required to be described in this proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission.

Human Resources and Compensation Committee Interlocks and Insider Participation

During 2014, the Human Resources and Compensation Committee of the Board of Directors consisted of Harold Gordon Bone, Ed C. Loughry, Jr., Hal Pennington, Gary L. Scott and Reese L. Smith III, none of whom has ever been an officer or employee of the Company, or its subsidiaries. No interlocking relationship existed during 2014 between any officer, member of our Board of Directors or the Human Resources and Compensation Committee and any officer, member of the Board of Directors or compensation committee (or committee performing similar functions) of any other company.
Pinnacle Financial Partners, Inc.
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REPORT OF THE AUDIT COMMITTEE

The following is the Report of the Audit Committee regarding the Company's audited financial statements to be included in the Company's Annual Report on Form 10-K:

We have reviewed and discussed with management the Company's audited financial statements as of December 31, 2014 and 2013 and for each of the years in the three-year period ended December 31, 2014.

We have discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the Company's independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Gregory L. Burns, Chairman
Glenda Baskin Glover, Member
William H. Huddleston, Member
Gary L. Scott, Member

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.
Pinnacle Financial Partners, Inc.
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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of the Company has approved the appointment of KPMG LLP to serve as the Company's independent registered public accounting firm for the Company for the year ending December 31, 2014. The Audit Committee considered the background, expertise and experience of the audit team assigned to the Company and various other relevant matters, including the proposed fees for audit services.  A representative of KPMG LLP will be present at the Meeting and will be given the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.

Audit Fees.  During the years ended December 31, 2014 and 2013, the Company incurred the following fees for services performed by the independent registered public accounting firm:

	2014	2013
Audit Fees (1)	$495,800	$446,750
Audit-Related Fees	20,000	1,650
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$504,800	$448,400

(1)
Includes fees related to the annual independent audit of the Company's financial statements and reviews of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, report on internal control over financial reporting, and required statutory filings.

The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services KPMG LLP, the Company's independent registered public accounting firm, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by KPMG LLP during fiscal 2014 and 2013 prior to KPMG LLP performing such services.

OTHER MATTERS

The Board of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than those set forth in this proxy statement should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.

If you cannot be present in person, you are requested to vote and submit your proxy promptly. You may vote by toll-free telephone, by the Internet or, if you requested printed materials, by completing, dating, signing and returning the accompanying proxy card promptly in the envelope provided. No postage is required if mailed in the United States.
Pinnacle Financial Partners, Inc.
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GENERAL INFORMATION

Annual Report.  The Company's 2014 Annual Report being made available to shareholders with this proxy statement.  The Annual Report is not a part of the proxy solicitation materials.

Additional Information.  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn:  Chief Financial Officer, 150 Third Avenue South, Suite 900, Nashville, Tennessee  37201.  Also, the Company's Annual Report on Form 10-K and all quarterly reports on Form 10-Q for the year ended December 31, 2014 can also be accessed via the "Investor Relations" section of the Company's website located at www.pnfp.com.

By Order of the Board of Directors,

Hugh M. Queener
Corporate Secretary

                               March 10, 2015
Pinnacle Financial Partners, Inc.
Page - 56

Appendix A

Proposed Amendment to the
Amended and Restated Charter
of
Pinnacle Financial Partners, Inc.

Additions are reflected with underlined text and deletions are reflected with text that has been struck through.

Article 7. Board of Directors

(a) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. Prior to the annual meeting of shareholders in 2015, the directors of the corporation shall be divided into three classes: Class I, Class II and Class III. Each director elected prior to the annual meeting of shareholders in 2015 shall serve for the full term to which such director was elected. Following the expiration of the term of the Class III directors in 2015, the Class I directors in 2016 and the Class II directors in 2017, the directors in each such class shall be elected for a term expiring at the next annual meeting of shareholders and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause. Commencing with the annual meeting of shareholders in 2017, the classification of the Board of Directors shall be eliminated, and all directors shall be elected at each annual meeting of shareholders for terms expiring at the next annual meeting of shareholders. Each director shall hold office for the term for which the director is elected or appointed and until the director's successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause.

            ~~(a) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each director in Class II shall be elected to an initial term of two (2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.~~

Pinnacle Financial Partners, Inc.
Appendix A - Page - 1

Appendix B

Proposed Amendments to the
Amended and Restated Charter
of
Pinnacle Financial Partners, Inc.

Additions are reflected with underlined text and deletions are reflected with text that has been struck through.

Article 7. Board of Directors

~~(b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.~~

Article 8. Bylaws; Number of Directors

~~(a)~~ Except as provided in paragraph (b) of this Article 8, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

            ~~(b) Notwithstanding paragraph (a) of this Article 8, any amendment of the bylaws of the Corporation establishing or changing the number of directors within the range provided for in~~
~~the bylaws, or establishing or changing the range itself, shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.~~

Article 9. Removal of Directors

(a) The entire Board of Directors or any individual director may be removed without cause, at any shareholders' meeting with respect to which notice of such purpose has been given, only by the affirmative vote of the holders of at least ~~two-thirds (2/3)~~a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(b) The entire Board of Directors or any individual director may be removed with cause upon the affirmative vote of ~~two-thirds~~a majority of all directors then in office or, at any shareholders' meeting with respect to which notice of such purpose has been given, by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

(c) For purposes of this Article 9, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.

            ~~(d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.~~

Pinnacle Financial Partners, Inc.
Appendix B - Page - 1

Article 10. Liability of Directors

(a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

(i)            a breach of the director's duty of loyalty to the Corporation or its  shareholders;

(ii)            acts or omissions not in good faith or which involve intentional  misconduct or a knowing violation of law; or

(iii)            the types of liability set forth in Section 48-18-304 of the Tennessee  Business Corporation Act dealing with unlawful distributions of corporate  assets to shareholders; or

(b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

            ~~(c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 10 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.~~

Pinnacle Financial Partners, Inc.
Appendix B - Page - 2

Article 13. ~~Approval of Business Transactions~~Reserved.

            ~~(a) In any case in which the Tennessee Business Corporation Act or other applicable law requires shareholder approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:~~
                          ~~(i)the affirmative vote of two-thirds (2/3) of the directors of the Corporation  then in office and the affirmative vote of a majority of the issued and  outstanding shares of the corporation entitled to vote; or~~
                          ~~(ii)the affirmative vote of a majority of the directors of the Corporation then  in office and the affirmative vote of the holders of at least two-thirds (2/3)  of the issued and outstanding shares of the Corporation entitled to vote.~~
            ~~(b) The Board of Directors shall have the power to determine for the purposes of this Article 13, on the basis of information known to the Corporation, whether any sale, lease or exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.~~
            ~~(c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.~~
Article 14. Factors Considered in Business Transactions

~~(a)~~ The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

            ~~(b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 14 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.~~
Pinnacle Financial Partners, Inc.
Appendix B - Page - 3

Appendix C

Proposed Amendment to the
Amended and Restated Charter
of
Pinnacle Financial Partners, Inc.

Additions are reflected with underlined text and deletions are reflected with text that has been struck through.

Article 7. Board of Directors

            (b)Each nominee for director shall be elected by the affirmative vote of a majority of the votes cast with respect to the director at any meeting of shareholders for the election of directors at which a quorum is present, provided that if, as of (a) the expiration of the time fixed under Section 3.9 of the Corporation's Bylaws (or any successor provision) for advance notice of nomination of a director by a shareholder or (b) in the absence of any such provision, a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement for the applicable meeting of shareholders at which directors are to be elected (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of positions on the Board of Directors to be filled by election at the meeting, the directors shall be elected by a plurality of the votes cast in person or by proxy at the meeting at which a quorum is present. For purposes of this Article 7, a majority of the votes cast means that the number of shares voted "for" a nominee exceeds the shares voted "against" that nominee; abstentions and broker non-votes shall not be deemed to be votes cast for purposes of tabulating the vote.

Pinnacle Financial Partners, Inc.
Appendix C - Page - 1

PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2015

The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the Common Stock of Pinnacle Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the 2015 Annual Meeting of Shareholders (the "Annual Meeting") to be held in our offices on the eighth floor of the Pinnacle at Symphony Place at 150 Third Avenue South, Nashville, Tennessee  37201 and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT
THE SHAREHOLDERS VOTE "FOR" PROPOSALS 1 THROUGH 6.

PROPOSAL #1:   To elect the three (3) persons listed below to serve as Class III Directors of Pinnacle Financial Partners, Inc. for a one-year term if Proposal #2 is approved, or a three-year term if Proposal #2 is not approved:

Class III Directors:

Nominees:      01) Colleen Conway-Welch      02) Ed. C. Loughry, Jr.      03) M. Terry Turner

  [  ] FOR all   [  ] WITHHOLD on all  [  ] FOR ALL EXCEPT

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark "For All Except", and write the nunmber(s) of the nominee(s) on the line below.

____________________________________________________________________________________________________________________________

PROPOSAL #2:  To approve an amendment to the Company's Charter to declassify the Company's Board of Directors:

[  ] FOR  [  ] AGAINST  [  ] ABSTAIN

PROPOSAL #3:  To approve amendments to the Company's Charter to eliminate any super majority voting provisions contained therein:

[  ] FOR  [  ] AGAINST  [  ] ABSTAIN

PROPOSAL #4:  To approve an amendment to the Company's Charter to provide for a majority voting standard in the election of directors in uncontested elections:

[  ] FOR  [  ] AGAINST  [  ] ABSTAIN

PROPOSAL #5:  To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the annual meeting of shareholders:

[  ] FOR  [  ] AGAINST  [  ] ABSTAIN

PROPOSAL #6:   To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015:

[  ] FOR  [  ] AGAINST  [  ] ABSTAIN

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

* * * * * * * *
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES IN THE ELECTION OF DIRECTORS AND FOR EACH OF  PROPOSALS #2, 3, 4, 5 AND 6, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

Signature of Shareholder(s)	Signature of Shareholder(s)	Date

Please print name of Shareholder(s)	Please print name of Shareholder(s)